UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

INTEC PHARMA LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INTEC PHARMA LTD.
12 Hartom Street, Har Hotzvim,
Jerusalem 9777512, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that the annual general meeting of shareholders, or the Annual Meeting, of Intec Pharma Ltd., or the Company, will be held at the offices of Meitar | Law Offices, 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel on July 15, 2020, at 5:00 p.m. Israel time (10:00 a.m. Eastern time) or at any adjournments thereof.

The agenda for the Annual Meeting is as follows:

1.	To re-elect Dr. John W. Kozarich, Jeffrey A. Meckler, Anthony J. Maddaluna, Hila Karah, Dr. Roger J. Pomerantz and William B. Hayes to serve as a director of the Company to hold office until the close of the next annual general meeting;

2. 3.

To approve a grant of an option to Mr. Meckler, the Chief Executive Officer of the Company;

To approve an amendment to the Company’s Articles of Association to increase the Company’s authorized share capital by an additional 250,000,000 ordinary shares of the Company, no par value, such that following the increase, the Company’s authorized share capital will consist of 350,000,000 ordinary shares of the Company, with no par value, prior to the consummation of a reverse share split;

4.	To approve amendments to the Company’s Articles of Association to effect a reverse share split of the Company’s ordinary shares at a ratio with the range from 1-for-5 to 1-for-25, to be effective at the ratio and on a date to be determined by the board of directors of the Company in its sole discretion;

5.	To approve an amendment to the Company’s 2015 Equity Incentive Plan, or the 2015 Plan, to increase the aggregate number of ordinary shares authorized for issuance under the 2015 Plan by 3,500,000 ordinary shares, of the Company, with no par value, prior to the consummation of a reverse share split;

6.	To approve the Company’s new Compensation Policy for directors and officers;

7.	To approve amendments to director compensation scheme;

8.	To approve and ratify the re-appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), independent registered public accounting firm, a member of PricewaterhouseCoopers International Limited as the independent auditors of the Company for the period ending at the close of the next annual general meeting; and

9.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

In addition, at the Annual Meeting, the shareholders of the Company will be requested to consider the Company’s audited financial statements for the year ended December 31, 2019.

These proposals are described more fully in the attached proxy statement, which we urge you to read in its entirety.

The record date for the Annual Meeting is June 5, 2020. Only shareholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. This notice and the accompanying proxy statement and proxy card are being first mailed to shareholders on or about June 15, 2020.

All shareholders are cordially invited to attend the Annual Meeting in person. Please sign, date and return the enclosed proxy card in the postage-paid envelope provided, or, use the telephone or Internet voting instructions on the enclosed proxy card, even if you plan to attend the Annual Meeting.

Even if you have given your proxy, you may still attend and vote in person at the Annual Meeting after revoking your proxy in accordance with the instructions below.

The approval of each of the proposals requires the affirmative vote of the Company’s shareholders holding at least a majority of the Company’s ordinary shares, present, in person or by proxy, and voting on the matter.

The approval of Proposal 6 and, in the event Proposal 6 is not approved, the approval of Proposal 2 and 7, is also subject to the fulfillment of one of the following additional voting requirements:

(i)	the majority of the shares voted at the Annual Meeting in favor of the proposal, excluding abstentions, includes a majority of the votes of shareholders who are not controlling shareholders and do not have a personal interest in the proposal; or

(ii)	the total number of shares of the shareholders mentioned in clause (i) above voted against the proposal does not exceed two percent (2%) of the total voting rights in the Company.

For this purpose, a “controlling shareholder” is any shareholder that has the ability to direct the Company’s activities (other than by means of being a director or office holder of the Company), including, with respect to Proposals 2 and 7, a person who holds 25% or more of the voting rights in the general meeting of the Company if there is no other person who holds more than 50% of the voting rights in the company; for the purpose of a holding, two or more persons holding voting rights in the Company each of which has a personal interest in the approval of the transaction being brought for approval of the company shall be considered to be joint holders. A person is presumed to be a controlling shareholder if it holds or controls, by himself or together with others, one half or more of any one of the “means of control” of a company. “Means of control” is defined as any one of the following: (i) the right to vote at a general meeting of a company, or (ii) the right to appoint directors of a company or its chief executive officer. A “personal interest” of a shareholder in an action or transaction of a company includes a personal interest of any of the shareholder’s relatives (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such shareholder’s spouse or the spouse of any of the above) or an interest of a company with respect to which the shareholder or the shareholder’s relative (as defined above) holds 5% or more of such company’s issued shares or voting rights, in which any such person has the right to appoint a director or the chief executive officer or in which any such person serves as director or the chief executive officer, including the personal interest of a person voting pursuant to a proxy which the proxy grantor has a personal interest, whether or not the person voting pursuant to such proxy has discretion with regards to the vote; and excludes an interest arising solely from the ownership of ordinary shares of a company.

If you do not state whether you are a controlling shareholder or have a personal interest, your shares will not be voted for Proposal 6 and, in case Proposal 6 is not adopted, also for Proposal 2 and 7.

As of June  8, 2020, the Company is not aware of any controlling shareholder.

The Company currently is unaware of any other matters that may be raised at the Annual Meeting. Should any other matters be properly raised at the Annual Meeting, the persons designated as proxies shall vote according to their own judgment on those matters.

Shareholders wishing to express their position on the agenda item for this Annual Meeting may do so by submitting a written statement, or the Position Statement, to the Company’s offices, c/o Mr. Nir Sassi, at 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel, upon prior notice and during regular working hours (telephone number: +972-2-586-4657). Any Position Statement received will be furnished to the Commission on Form 8-K, and will be made available to the public on the Commission’s website at http://www.sec.gov. Position Statements should be submitted to the Company no later than July 5, 2020. A shareholder is entitled to contact the Company directly and receive the text of the proxy card and any Position Statement.

By Order of the Board of Directors,

INTEC PHARMA LTD.

/s/ John W. Kozarich
Dr. John W. Kozarich
Chairman
June 8 , 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 15, 2020

The proxy statement and proxy card are available at https://ir.intecpharma.com/financial-information/sec-filings.

EXPLANATORY NOTE

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As an emerging growth company and a smaller reporting company, we provide in this proxy statement the scaled disclosure permitted under the JOBS Act and otherwise as applicable to smaller reporting companies. In addition, as an emerging growth company, we are not required to conduct votes seeking shareholder approval on an advisory basis of (1) the compensation of our “named executive officers” or the frequency with which such votes must be conducted or (2) compensation arrangements and understandings in connection with merger transactions, known as “golden parachute” arrangements.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of: (i) the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more (as adjusted every five years for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering on August 7, 2015; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have at least $700 million in outstanding voting and non-voting common equity held by our non-affiliates, as measured as of the last business day of the second quarter of the fiscal year.

We are also a smaller reporting company, and we will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are, among other things, able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations.

i

INTEC PHARMA LTD.
12 Hartom Street, Har Hotzvim,
Jerusalem 9777512, Israel 42504

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to the holders of ordinary shares, no par value, of Intec Pharma Ltd., a company organized under the laws of the State of Israel (referred to as “we,” “us,” “our” or the “Company”), in connection with the solicitation by our board of directors of proxies for use at an annual general meeting of shareholders and any adjournment thereof, or the Annual Meeting.  The Annual Meeting will be held on July 15, 2020, at 5:00 p.m. Israel time (10:00 a.m. Eastern time) at the offices of Meitar | Law Offices, 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel.

At the Annual Meeting, you will be requested to approve the following matters:

1.	To re-elect Dr. John W. Kozarich, Jeffrey A. Meckler, Anthony J. Maddaluna, Hila Karah, Dr. Roger J. Pomerantz and William B. Hayes to serve as a director to hold office until the close of the next annual general meeting;

2. 3.

To approve a grant of an option to Mr. Meckler, our Chief Executive Officer;

To approve an amendment to our Articles of Association to increase our authorized share capital by an additional 250,000,000 of our ordinary shares, no par value, such that following the increase, our authorized share capital will consist of 350,000,000 of our ordinary shares, with no par value, prior to the consummation of a reverse share split.

4.	To approve amendments to our Articles of Association to effect a reverse share split of our ordinary shares at a ratio with the range from 1-for-5 to 1-for-25, to be effective at the ratio and on a date to be determined by our board of directors in its sole discretion;

5.	To approve an amendment to the Company’s 2015 Equity Incentive Plan, or the 2015 Plan, to increase the aggregate number of ordinary shares authorized for issuance under the 2015 Plan by 3,500,000 ordinary shares, prior to the consummation of a reverse share split;

6.	To approve our new Compensation Policy for directors and officers;

7.	To approve amendments to director compensation scheme;

8.	To approve and ratify the re-appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), independent registered public accounting firm, a member of PricewaterhouseCoopers International Limited as our independent auditors for the period ending at the close of the next annual general meeting; and

9.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The record date for the Annual Meeting is June 5, 2020. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.

The approval of each of the proposals requires the affirmative vote of our shareholders holding at least a majority of our ordinary shares, present, in person or by proxy, and voting on the matter.

The approval of Proposal 6 and, in the event Proposal 6 is not approved, the approval of Proposal 2 and 7, is also subject to the fulfillment of one of the following additional voting requirements:

(i)       the majority of the shares voted at the Annual Meeting in favor of the proposal, excluding abstentions, includes a majority of the votes of shareholders who are not controlling shareholders and do not have a personal interest in the proposal; or

(ii)       the total number of shares of the shareholders mentioned in clause (i) above voted against the proposal does not exceed two percent (2%) of the total voting rights in the Company.

For this purpose, a “controlling shareholder” is any shareholder that has the ability to direct the Company’s activities (other than by means of being a director or office holder of the Company), including, with respect to Proposals 2 and 7, a person who holds 25% or more of the voting rights in the general meeting of the Company if there is no other person who holds more than 50% of the voting rights in the company; for the purpose of a holding, two or more persons holding voting rights in the Company each of which has a personal interest in the approval of the transaction being brought for approval of the company shall be considered to be joint holders. A person is presumed to be a controlling shareholder if it holds or controls, by himself or together with others, one half or more of any one of the “means of control” of a company. “Means of control” is defined as any one of the following: (i) the right to vote at a general meeting of a company, or (ii) the right to appoint directors of a company or its chief executive officer. A “personal interest” of a shareholder in an action or transaction of a company includes a personal interest of any of the shareholder’s relatives (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such shareholder’s spouse or the spouse of any of the above) or an interest of a company with respect to which the shareholder or the shareholder’s relative (as defined above) holds 5% or more of such company’s issued shares or voting rights, in which any such person has the right to appoint a director or the chief executive officer or in which any such person serves as director or the chief executive officer, including the personal interest of a person voting pursuant to a proxy which the proxy grantor has a personal interest, whether or not the person voting pursuant to such proxy has discretion with regards to the vote; and excludes an interest arising solely from the ownership of ordinary shares of a company.

If you do not state whether you are a controlling shareholder or have a personal interest, your shares will not be voted for Proposal 6 and, in case Proposal 6 is not adopted, also for Proposal 2 and 7.

As of June 8, 2020, we are not aware of any controlling shareholder.

We are currently unaware of any other matters that may be raised at the Annual Meeting. Should any other matters be properly raised at the Annual Meeting, the persons designated as proxies shall vote according to their own judgment on those matters.

Shareholders wishing to express their position on the agenda item for this Meeting may do so by submitting a written statement, or the Position Statement, to the Company’s offices, c/o Mr. Nir Sassi, at 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel, upon prior notice and during regular working hours (telephone number: +972-2-586-4657). Any Position Statement received will be furnished to the Commission on Form 8-K, and will be made available to the public on the Commission’s website at http://www.sec.gov. Position Statements should be submitted to the Company no later than July 5, 2020. A shareholder is entitled to contact the Company directly and receive the text of the proxy card and any Position Statement.

By signing and returning the proxy card, you authorize Jeffrey Meckler, our Chief Executive Officer, or Nir Sassi, our Chief Financial Officer, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Each of the foregoing may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, and as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to, and have taken advantage of, certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We will remain an emerging growth company until the earliest of: (i) the last day of our fiscal year during which we have total annual gross revenues of at least $1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

We are first making available this proxy statement and accompanying materials to shareholders on or about June 15, 2020.

YOUR VOTE IS VERY IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

What is the purpose of the Annual Meeting of Shareholders?

At the Annual Meeting of Shareholders, the shareholders will be asked to:

1.	To re-elect Dr. John W. Kozarich, Jeffrey A. Meckler, Anthony J. Maddaluna, Hila Karah, Dr. Roger J. Pomerantz and William B. Hayes to serve as a director to hold office until the close of the next annual general meeting;

2. 3.

To approve a grant of an option to Mr. Meckler, our Chief Executive Officer;

To approve an amendment to our Articles of Association to increase our authorized share capital by an additional 250,000,000 of our ordinary shares, no par value, such that following the increase, our authorized share capital will consist of 350,000,000 of our ordinary shares, with no par value, prior to the consummation of a reverse share split;

4.	To approve amendments to our Articles of Association to effect a reverse share split of our ordinary shares at a ratio with the range from 1-for-5 to 1-for-25, to be effective at the ratio and on a date to be determined by our board of directors in its sole discretion;

5.	To approve an amendment to the 2015 Plan, to increase the aggregate number of ordinary shares authorized for issuance under the 2015 Plan by 3,500,000 ordinary shares, prior to the consummation of a reverse share split;

6.	To approve our new Compensation Policy for directors and officers;

7.	To approve amendments to director compensation scheme;

8.	To approve and ratify the re-appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), independent registered public accounting firm, a member of PricewaterhouseCoopers International Limited as our independent auditors for the period ending at the close of the next annual general meeting; and

9.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to vote?

The record date for the Annual Meeting is June 5, 2020. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. The total number of outstanding ordinary shares, no par value, as of June 5, 2020, was 69,265,532.

How do I vote?

You can vote either in person at the Annual Meeting or by authorizing another person as your proxy, whether or not you attend the Annual Meeting. You may vote in any of the manners below:

●	By mail—If you are a shareholder of record, you can submit a proxy by completing, dating, signing and returning your proxy card or voting instruction card in the postage-paid envelope provided. You should sign your name exactly as it appears on the enclosed proxy card or voting instruction card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please complete, date, sign and return your proxy card or voting instruction card in the postage-paid envelope provided by your brokerage firm, bank or other similar organization;

●	By telephone—If you are a shareholder of record, you can submit a proxy by telephone by calling the toll-free number listed on the enclosed proxy card or voting instruction card, entering your control number located on the enclosed proxy card or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit a proxy by telephone; or

●	By Internet—If you are a shareholder of record, you can submit a proxy over the Internet by logging on to the website listed on the enclosed proxy card or voting instruction card, entering your control number located on the enclosed proxy card or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank or other similar nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit your proxy over the Internet.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank, broker or other nominee on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, a brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being forwarded to you by your bank, brokerage firm or other nominee, or the record holder, along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to the record holder, and the broker, bank or other nominee is not entitled to exercise its voting discretion on the matter, the shares will be treated as “broker non-votes.” See “How are Broker Non-Votes Treated” below. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from the record holder.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. According to our articles of association, the quorum required for a special meeting of shareholders consists of two or more shareholders present, in person or by proxy, who hold shares, in the aggregate, conferring at least 33⅓% of the voting rights in the Company. If such quorum is not present within half an hour from the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned for one week to the same day, time and place.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.

Proxies with only broker non-votes are not counted towards the quorum. However, if a proxy is returned with a vote on at least one proposal, even if broker non-votes are returned with respect to the other proposals, the proxy shall count toward the quorum. See “How are Broker Non-Votes Treated” below. Abstentions will also be counted towards the quorum requirement.

Who can attend the Annual Meeting of Shareholders?

All Company shareholders of record as of the close of business on June 5, 2020 may attend the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of the record date of the Annual Meeting.

Can I change my vote after I submit my proxy?

If you are a record holder of shares, you may revoke your proxy and change your vote at any time before your proxy is actually voted:

●	by signing and delivering another proxy with a later date;

●	by providing us a written notice of such revocation prior to or at the Annual Meeting; or

●	by voting in person at the Annual Meeting so long as you provide us a written notice of the revocation before your proxy is voted or before you vote in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting the record holder, or, if you have obtained a legal proxy from the record holder giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes.

Note: If you do not state whether you are a controlling shareholder or have a personal interest, your shares will not be voted for Proposal 6 and, in case Proposal 6 is not adopted, also for Proposal 2 and 7.

How does the Board of Directors recommend I vote on the proposals?

Our board of directors recommends that you vote FOR each of the proposals that are further described in the enclosed proxy statement.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the proxy holders will vote in accordance with the recommendations of our board of directors. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, the broker, bank or other nominee may generally vote in its discretion on “discretionary” matters. However, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-discretionary” matter, it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.”

Note: If you do not state whether you are a controlling shareholder or have a personal interest, your shares will not be voted for Proposal 6 and, in case Proposal 6 is not adopted, also for Proposal 2 and 7.

Will any other business be conducted at the Annual Meeting?

As of the date of this proxy statement, we know of no other business that will be presented at the Annual Meeting. If any other matter arises and is presented properly to the shareholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment, subject to the rules applicable to broker discretionary voting.

In accordance with the Israeli Companies Law 5759-1999, and regulations promulgated thereunder, or the Companies Law, any shareholder of the Company holding at least one percent of the outstanding voting rights of the Company for the meeting may submit to the Company a proposed additional agenda item for the meeting, to our offices, c/o Nir Sassi, at 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel, no later than June 15, 2020. To the extent that there are any additional agenda items that our board of directors determines to add as a result of any such submission, we will publish an updated agenda and proxy card with respect to the meeting, no later than June 22, 2020, which will be furnished to the Securities and Exchange Commission, or the SEC, on Form DEFA 14A, and will be made available to the public on the Commission’s website at www.sec.gov.

How many votes are required for approval of each of the proposals?

According to our articles of association, approval of each proposal requires the majority of the voting power present and voting at the Annual Meeting or at any adjournment thereof.

This means that the numbers of shares voted “for” the proposal must exceed the numbers of shares voted “against” the proposal. Abstentions and broker non-votes are not considered votes cast for this purpose, and will have no effect on the vote.

In addition, under Israeli law, the approval of Proposal 6 and, in the event Proposal 6 is not approved, the approval of Proposal 2 and 7, is also subject to the fulfillment of one of the following additional voting requirements:

(i)	the majority of the shares voted at the Annual Meeting in favor of the proposal, excluding abstentions, includes a majority of the votes of shareholders who are not controlling shareholders and do not have a personal interest in the proposal; or

(ii)	the total number of shares of the shareholders mentioned in clause (i) above voted against the proposal does not exceed two percent (2%) of the total voting rights in the Company.

For this purpose, a “controlling shareholder” is any shareholder that has the ability to direct the Company’s activities (other than by means of being a director or office holder of the Company), including, with respect to Proposals 2 and 7, a person who holds 25% or more of the voting rights in the general meeting of the Company if there is no other person who holds more than 50% of the voting rights in the company; for the purpose of a holding, two or more persons holding voting rights in the Company each of which has a personal interest in the approval of the transaction being brought for approval of the company shall be considered to be joint holders. A person is presumed to be a controlling shareholder if it holds or controls, by himself or together with others, one half or more of any one of the “means of control” of a company. “Means of control” is defined as any one of the following: (i) the right to vote at a general meeting of a company, or (ii) the right to appoint directors of a company or its chief executive officer. A “personal interest” of a shareholder in an action or transaction of a company includes  a personal interest of any of the shareholder’s relatives (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such shareholder’s spouse or the spouse of any of the above) or an interest of a company with respect to which the shareholder or the shareholder’s relative (as defined above) holds 5% or more of such company’s issued shares or voting rights, in which any such person has the right to appoint a director or the chief executive officer or in which any such person serves as director or the chief executive officer, including the personal interest of a person voting pursuant to a proxy which the proxy grantor has a personal interest, whether or not the person voting pursuant to such proxy has discretion with regards to the vote; and excludes an interest arising solely from the ownership of ordinary shares of a company.

Please Note: Under Israeli case law, a shareholder must positively inform us whether or not such shareholder has a personal interest in a proposal which is subject to approval by a majority vote of disinterested shareholders. Accordingly, if you do not state whether you are a controlling shareholder or have a personal interest, your shares will not be voted for Proposal 6 and, in case Proposal 6 is not adopted, also for Proposal 2 and 7.

As of the date of this proxy statement, we do not believe we have a controlling shareholder or that any of our shareholders, other than our directors or officers, have a personal interest in Proposals 2, 6 and 7.

What is an abstention and how will abstentions be treated?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum purposes and entitled to vote. Since the voting standard for all of the proposals at this Annual Meeting is “the majority of the voting power present and voting at the Annual Meeting,” and not a majority of shares present and entitled to vote, so long as a quorum has been established at the Annual Meeting, abstentions will have no effect on the proposal.

How will broker non-votes be treated?

If beneficial owners do not instruct their broker, bank, or other nominee how to vote, the broker may exercise its voting discretion with regard to the shares only on “routine” proposals and not on “non-routine” proposals. Proposals 3, 4 and 8 are considered “routine” proposals.

Banks, brokers, or other nominees are not permitted to exercise discretionary voting on “non-routine” matters and therefore submit no vote – or a “broker non-vote” – on non-routine proxy items for which beneficial owners do not provide their voting instructions. A broker non-vote occurs when banks, brokers or other nominees who hold shares in street name for a client return a proxy but provide no instructions as to how shares should be voted on a particular matter.

A broker non-vote on a non-routine proposal on the ballot does not count as a vote for or against such proposal and shall therefore have no effect on the outcome of the vote on that proposal.

Where can I find the voting results of the Annual Meeting of Shareholders?

We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a current report on Form 8-K to be filed with the SEC, within four days of the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Questions and Answers” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement.

PROPOSAL 1

 RE-ELECTION OF DIRECTORS

Background

Board of Directors

Under the Companies Law and our articles of association, the management of our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to his personal contract with the Company. All other executive officers are also appointed by our board of directors, and are subject to the terms of their personal employment agreements (as such may be updated from time to time).

Our board of directors determined that all of our directors other than Mr. Meckler are independent under Nasdaq Capital Market rules.

Under our articles of association, our board of directors must consist of at least four and not more than nine directors, including at least two external directors, to the extent applicable and subject to the Relief Regulations described below under “—External Directors”. Our board of directors currently consists of six members. Our directors are elected at the annual and/or special general meeting of our shareholders by a simple majority. Because our ordinary shares do not have cumulative voting rights in the election of directors, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors. We have held elections for each of our non-external directors at each annual meeting of our shareholders since our initial public offering in Israel.

In addition, our articles of association allow our board of directors to appoint directors to fill vacancies on our board of directors, for a term of office ending on the earlier of the next annual general meeting of our shareholders, or the conclusion of the term of office in accordance with our articles or any applicable law, subject to the maximum number of directors allowed under our articles of association.

In addition, in accordance with the Companies Law and our articles of association, our board of directors is required to appoint one of its members to serve as chairman of the board of directors. Our board of directors has appointed John Kozarich to serve as chairman of the board of directors.

External directors

Under the Companies Law, Israeli public companies are generally required to appoint at least two external directors, who need to meet certain criteria and be appointed according to a specific procedure. However, according to the Israeli Companies Regulations (Relief for Companies whose Securities are Listed for Trading on a Stock Exchange Outside Israel), 2000, or the Relief Regulations, a company whose shares are traded on certain stock exchanges outside Israel (including the Nasdaq Capital Market, such as our company) that does not have a controlling shareholder and that complies with the requirements of the laws of the foreign jurisdiction where the company’s shares are listed, as they apply to domestic issuers, with respect to the appointment of independent directors and the composition of the audit committee and compensation committee, may elect to exempt itself from the requirements of Israeli law with respect to among other things (i) the requirement to appoint external directors and that one external director serve on each committee of the board of directors; and (ii) certain limitations on the employment or service of an external director or his or her spouse, children or other relatives, following the cessation of his or her service as an external director, by or for the company, its controlling shareholder or an entity controlled by the controlling shareholder. In May 14, 2018, our board decided to opt out of these requirements.

Under the Relief Regulations, these concessions will continue to be available to us so long as (i) our shares are traded on a U.S. stock exchange, including the Nasdaq Capital Market; (ii) we do not have a “controlling shareholder” (as such term is defined under the Companies Law), and (iii) we comply with the majority board independence requirements and audit committee and compensation committee requirements under U.S. laws applicable to U.S. domestic issuers.

Director Nominees

There are currently six directors serving on our board of directors, whose term of office will end upon the close of the Annual Meeting.

At the Annual Meeting, shareholders will be asked to re-elect Dr. John W. Kozarich, Jeffrey A. Meckler, Anthony J. Maddaluna, Hila Karah, Dr. Roger J. Pomerantz and William B. Hayes to serve as a director of the Company to hold office until the close of the next annual general meeting.

Each of the director nominees has certified to us that he or she complies with all requirements under the Companies Law for serving as a director and, in the case of Hila Karah, also for serving as an independent director. Such certifications will be available for inspection at the Annual Meeting.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees listed below. It is not expected that any nominee will be unable or will decline to serve as a director.

The following sets forth certain information with respect to each director nominee for re-election to the board. The biographies of each of the director nominees contain information regarding the individual’s service as a director, business experience, and the qualifications, attributes or skills that led to the conclusion that the individual should serve as our director.

Jeffrey A. Meckler, age 53, has served as our Vice Chairman of the board of directors since April 2017 and as our Chief Executive Officer since July 2017. Mr. Meckler has served on numerous public and private corporate boards and since October 2014 has served as a director of Retrophin, Inc. (Nasdaq: RTRX). Mr. Meckler recently served as Chief Executive Officer and a director of CoCrystal Pharma, Inc., a pharmaceutical company, from April 2015 to July 2016. He has also served as a director of QLT, Inc. (Nasdaq: QLTI), a biotechnology company, from June 2012 to November 2016, as well as the Managing Director of The Andra Group, a life sciences consulting firm since 2009. Mr. Meckler also served as Chief Executive Officer of Trieber Therapeutics from January 2017 to July 2017. Earlier in his career, Mr. Meckler held a series of positions at Pfizer Inc. in manufacturing systems, market research, business development, strategic planning and corporate finance, which included playing a significant role in acquisitions and divestitures. Mr. Meckler is the past President and continues to serve on the board of directors of Children of Bellevue, a non-profit organization focused on advocating and developing pediatric programs at Bellevue Hospital Center. Mr. Meckler holds a B.S. in Industrial Management and M.S. in Industrial Administration from Carnegie Mellon University. In addition, Mr. Meckler received his J.D. from Fordham University School of Law. We believe that Mr. Meckler is qualified to serve on our board of directors because of his extensive executive leadership experience in the biopharmaceutical industry, including his service at Pfizer, and his experience serving on public company boards.

John W. Kozarich age, 70, has served as our Chairman of the board of directors since July 2016. Dr. Kozarich has nearly 40 years of experience in the biopharmaceutical industry and academia. Dr. Kozarich currently serves as Chairman of Ligand Pharmaceuticals (Nasdaq: LGND) and has served as a member of Ligand’s board since 2003. Dr. Kozarich currently serves as Distinguished Scientist and Executive Advisor of ActivX Biosciences, Inc., and previously served as ActivX’s Chairman and President from 2004 through March 2017 having joined ActivX in 2002. Prior to his role at ActivX, Dr. Kozarich was Vice President at Merck Research Laboratories where he was responsible for a variety of drug discovery and development programs and external biotech collaborations. Dr. Kozarich previously held full professorships at the University of Maryland and Yale School of Medicine. He was named Director of the Year for 2014 by the Corporate Directors Forum, has been an American Cancer Society Faculty Research Awardee, and received the Distinguished Scientist Award of the San Diego Section of the American Chemical Society. Since April 2015, Dr. Kozarich has served as a director at Retrophin, Inc., a publicly traded biopharmaceutical company (Nasdaq: RTRX). Previously, Dr. Kozarich served as a director of Corium International, Inc. (Nasdaq: CORI) and QLT, Inc. (Nasdaq: QLTI). Dr. Kozarich holds a B.S. in chemistry from Boston College and a Ph.D. In biological chemistry from the Massachusetts Institute of Technology and was an NIH Postdoctoral Fellow at Harvard University. We believe that Dr. Kozarich is qualified to serve on our board of directors because of his extensive experience in the biopharmaceutical industry, including his service at Merck Research Laboratories, his academic experience and his experience serving on public company boards.

Hila Karah age, 51, has served as a member of our board of directors since December 2009. Ms. Karah is an experienced board director and since 2013 serves as an independent business consultant to private and public companies on strategy, operations, financing, regulatory and corporate governance. From November 2017 to September 2018, Ms. Karah was the executive chairperson of FloraFotonica Ltd., an Israeli Agro Tech startup. From 2006 until 2013, Ms. Karah was the chief investment officer of Eurotrust Ltd., a family office, where she focused primarily on investments in life science, internet and high-tech companies. Prior to joining Eurotrust, Ms. Karah served as a senior analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to her position at Perceptive, Ms. Karah was a research analyst at Oracle Partners Ltd., a healthcare-focused hedge fund based in Connecticut. Ms. Karah has served on the board of Cyren Ltd., a cyber security company (Nasdaq, TASE: CYRN), since 2008 and the board of Dario Health Corp. (Nasdaq: DRIO) since 2014. She also serves on the board of several private companies. Ms. Karah has a BA in molecular and cell biology from the University of California, Berkeley, and has studied at the UCSB – UCSF Joint Medical Program. We believe Ms. Karah is qualified to serve on our board of directors because of her longstanding service with us, her investment career in life science companies, her scientific background and experience serving on public company boards.

Anthony J. Maddaluna age, 67, has served on our board of directors since December 2017. Mr. Maddaluna has more than 40 years of experience in the pharmaceutical manufacturing industry, including leadership positions in plants, regions and globally. From January 2011 to December 2016, Mr. Maddaluna held a series of positions at Pfizer Inc., most recently serving as the Executive Vice President and President of Pfizer Global Supply. Prior to that Mr. Maddaluna served as Senior Vice President of Pfizer Global Manufacturing Strategy and Supply Network Transformation from 2008 until 2011, and as Vice President of Pfizer Global Manufacturing Europe Area from 1998 until 2008. Mr. Maddaluna served as a director of Albany Molecular Research Inc. from February 2016 until its acquisition by The Carlyle Group and GTCR in August 2017 and currently serves on the board of managers for the private company. Mr. Maddaluna holds a B.S. in Chemical Engineering from Northeastern University and an M.B.A. from Southern Illinois University. We believe that Mr. Maddaluna is qualified to serve on our board of directors because of his extensive experience in the pharmaceutical manufacturing industry, including his service at Pfizer, and his experience serving on company boards.

William B. Hayes age, 54, has served on our board of directors since June 2018. Most recently, Mr. Hayes was Executive Vice President, Chief Financial Officer and Treasurer of Laboratory Corporation of America Holdings (LabCorp) (NYSE: LH), a diagnostics laboratory company. Mr. Hayes joined LabCorp in 1996, where he was responsible for day-to-day operations of the revenue cycle function. He rose through a series of promotions and in 2005 was named Executive Vice President, Chief Financial Officer and Treasurer of LabCorp, a role he held until his retirement in 2014. Prior to LabCorp, Mr. Hayes was at KPMG for nine years in their audit department. Since October 2019, Mr. Hayes has served on the board of Builders FirstSource, a supplier and manufacturer of building materials (Nasdaq: BLDR), and currently chairs its audit committee. Previously, Mr. Hayes served as a director from March 2016 for Patheon N.V. (NYSE: PTHN), a pharmaceutical manufacturing company, until its acquisition by Thermo Fisher in late 2017. Mr. Hayes holds a Bachelor of Science in accounting from the University of North Carolina at Greensboro and is a Certified Public Accountant. We believe Mr. Hayes is qualified to serve on our board of directors because of his accounting background and experience serving on public company boards.

Roger J. Pomerantz age, 62, has served on our board of directors since March 2018. Since November 2013, Dr. Pomerantz served as Chairman of Seres Therapeutics (Nasdaq: MCRB) and since February 2020 served as Chairman of Collplant Biotechnologies (Nasdaq: CLPT) and from June 2014 until January 2019, Dr. Pomerantz served as the President and Chief Executive Officer of Seres. Since July 2014, Dr. Pomerantz has been a Senior Partner at Flagship Pioneering, formerly known as Flagship Ventures, an early-stage venture capital firm. Prior to joining Seres, Dr. Pomerantz was Worldwide Head of Licensing & Acquisitions, Senior Vice President at Merck & Co., Inc., where he oversaw all licensing and acquisitions at Merck Research Laboratories, including external research, out-licensing regional deals, and academic alliances. Previously, he served as Senior Vice President and Global Franchise Head of Infectious Diseases at Merck. Prior to joining Merck, Dr. Pomerantz was Global Head of Infectious Diseases for J&J. He has served on the board of directors of ContraFect Corporation (Nasdaq: CFRX) and Rubius Therapeutics (Nasdaq: RUBY) since 2014. Dr. Pomerantz earned his B.A. in biochemistry at the Johns Hopkins University and his M.D. at the Johns Hopkins School of Medicine. He completed his internal medicine internship and residency training, and his subspecialty clinical and research training in infectious diseases and virology at the Massachusetts General Hospital of Harvard Medical School. His post-doctoral research training in molecular retrovirology was obtained at both Harvard Medical School and the Whitehead Institute of the Massachusetts Institute of Technology (MIT). Dr. Pomerantz also served as the Chief Resident at the Massachusetts General Hospital. Following his medical-scientist training, he was an Endowed, Tenured Professor of Medicine and Molecular Pharmacology and Chairman of the Infectious Diseases Department of Thomas Jefferson University in Philadelphia. Dr. Pomerantz is an internationally recognized expert in HIV molecular pathogenesis and latency. He has developed ten approved infectious disease drugs in important diseases including HIV, HCV, tuberculosis, and Clostridium difficile infection. We believe that Dr. Pomerantz is qualified to serve on our board of directors because of his significant scientific, executive and board leadership experience in drug development and in the pharmaceutical industry.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to re-elect Dr. John W. Kozarich, Jeffrey A. Meckler, Anthony J. Maddaluna, Hila Karah, Dr. Roger J. Pomerantz and William B. Hayes to serve as a director of the Company to hold office until the close of the next annual general meeting.”

Vote Required for Approval of Proposal

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and voting on the foregoing resolution is required. Each director nominee shall be voted separately.

CORPORATE GOVERNANCE

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Board Meetings

The board met on eighteen occasions during the fiscal year ended December 31, 2019. Each of the members of the board attended at least 75% of the meetings held by the board during the time such directors served as a member of the board. None of our directors attended our 2019 annual meeting of stockholders, either in person or telephonically.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage our directors to attend.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Our board of directors may establish other committees to facilitate the management of our business. We are required to comply with both the Nasdaq listing rules and the Companies Law regarding the composition of our board committees.

The composition and functions of our established committees are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee currently consists of William B. Hayes, Hila Karah and Roger Pomerantz, M.D.. Mr. Hayes serves as the Chairman of the audit committee. Each member of our audit committee is independent under the Nasdaq listing rules.

Under the Nasdaq Capital Market corporate governance rules, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Capital Market corporate governance rules. Our board of directors has affirmatively determined that Mr. Hayes is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the Nasdaq Capital Market corporate governance rules.

The audit committee met on six occasions during the fiscal year ended December 31, 2019. Each of the members of the audit committee attended at least 75% of the meetings held by the audit committee during the time such directors served as a member of the committee.

Audit Committee Role

Our board of directors has adopted an audit committee charter that sets forth the responsibilities of the audit committee consistent with the rules of the SEC and the Listing Rules of the Nasdaq Capital Market, as well as the requirements for such committee under the Companies Law, including the following:

●	oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;

●	recommending the engagement or termination of the person filling the office of our internal auditor; and

●	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors.

Our audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our audit committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Under the Companies Law, our audit committee is responsible for:

(i)	determining whether there are deficiencies in the business management practices of our Company, including in consultation with our internal auditor or the independent auditor, and making recommendations to our board of directors to improve such practices;

(ii)	determining the approval process for transactions that are ‘non-negligible’ (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, optionally based on criteria which may be determined annually in advance by the audit committee;

(iii)	determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under Companies Law) (see “— Approval of Related Party Transactions under Israeli Law”);

(iv)	where the board of directors approves the working plan of the internal auditor, to examine such working plan before its submission to our board of directors and proposing amendments thereto;

(v)	examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

(vi)	examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor; and

(vii)	establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees.

Internal Auditor

Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor in accordance with the recommendation of the audit committee. Each of the following may not be appointed as internal auditor:

●	a person (or a relative of a person) who holds more than 5% of the company’s outstanding shares or voting rights;

●	a person (or a relative of a person) who has the power to appoint a director or the general manager of the company;

●	an office holder (including a director) of the company (or a relative thereof); or

●	a member of the company’s independent accounting firm, or anyone on his or her behalf.

The role of the internal auditor is to examine, among other things, our compliance with applicable law and orderly business procedures. The audit committee is required to oversee the activities and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan. Haim Halfon has been appointed as our internal auditor. Mr. Halfon is a certified internal auditor and a partner of Amit, Halfon (a member firm of the PKF International Limited).

The board of directors shall determine the direct supervisor of the internal auditor. The internal auditor is required to submit his findings to the audit committee, unless specified otherwise by the board of directors.

Compensation Committee

Our compensation committee currently consists of Roger J. Pomerantz, M.D., Hila Karah, and Anthony J. Maddaluna. Dr. Pomerantz serves as the Chairman of the compensation committee. Each member of our compensation committee is independent under the Nasdaq listing rules.

Under the Companies Law, the board of directors of a public company must appoint a compensation committee and adopt a compensation policy.

Under the Companies Law, the compensation committee is responsible, among other things, for (i) recommending to the board of directors regarding its approval of a compensation policy in accordance with the requirements of the Companies Law; (ii) overseeing the development and implementation of such compensation policy and recommending to the board of directors regarding any amendments or modifications that the compensation committee deems appropriate; (iii) determining whether to approve transactions concerning the terms of engagement and employment of our officers and directors that require compensation committee approval under the Companies Law; and (iv) resolving whether or not to exempt a transaction with a candidate for chief executive officer from shareholder’s approval. In addition, any amendment of existing terms of office and employment of office holders (other than directors or controlling shareholders and their relatives, who serve as office holders) requires the sole approval of the compensation committee, if the committee determines that the amendment is not material in relation to its existing terms and if such amendment is in accordance with the approved compensation policy of the company then in effect.

The compensation committee met on three occasions during the fiscal year ended December 31, 2019. Each of the members of the compensation committee attended at least 75% of the meetings held by the compensation committee during the time such directors served as a member of the committee.

Typically, the compensation committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the compensation committee, in consultation with the chief executive officer. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation. Under the Companies Law, the decisions of the compensation committee with respect to executive officers are subject in addition to the approval of the board. Under the charter, the compensation committee has direct responsibility to appoint, compensate and oversee the work of compensation consultants engaged for the purpose of advising the compensation committee. Compensation consultants so retained shall report directly to the compensation committee. Under the charter, the compensation committee may select a compensation consultant only after taking into consideration the independence of such person in accordance with the requirements of Nasdaq.

Nominating and Governance Committee

Since we ceased to report as a foreign private issuer as of December 31, 2018, and in accordance with Nasdaq listing rules, we were required to either appoint a nominating and corporate governance committee for the nomination of our directors or have director nominees recommended for appointment by a majority of the board’s independent directors in a vote in which only independent directors participate.  Our board has opted for the first alternative and during 2018 established a nominating and governance committee of the board and adopted a charter.

Our nominating and governance committee consists of Hila Karah, who also serves as chairperson of the committee, along with Dr. John W. Kozarich and Anthony J. Maddaluna.  Each member of our nominating and corporate governance committee is independent under the Nasdaq listing rules.

Our nominating and governance committee is responsible for identifying and making recommendations to the board of directors regarding candidates for directorships.  In addition, the committee is responsible for developing our corporate governance policies, as appropriate, overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning governance matters. The committee shall exercise such other powers and authority as are set forth in its charter, which is available on our website at www.intecpharma.com, as well as such other powers and authority as shall from time to time be assigned thereto by resolution of the board, to the extent permitted by law.

To date, our nominating and governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. Instead, when considering candidates for director, the nominating and corporate governance committee will generally consider all of the relevant qualifications of board of directors candidates, including such factors as the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, having relevant financial or accounting expertise, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our shareholders and whether the board candidates will be independent for purposes of the Nasdaq listing standards, as well as the current needs of the board of directors and the company.

In addition, while it does not have a formal policy on the board of directors’ diversity, our nominating and governance committee will take into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to the board of directors having an appropriate range of expertise, talents, experiences and viewpoints. Our nominating and governance committee will consider diversity criteria in view of the needs of the board of directors as a whole when making decisions on director nominations. In the case of incumbent directors whose terms of office are set to expire, our nominating and governance committee will also review, prior to nominating such directors for another term, such directors’ overall service to the company during their term. Our nominating and corporate governance committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. We have, from time to time, engaged an executive search firm to assist our nominating and corporate governance committee in identifying and recruiting potential candidates for membership on the board of directors.

Our nominating and governance committee will consider candidates for nomination as director who are recommended by a shareholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a shareholder. When submitting candidates for nomination to be elected at our annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by our articles of association. To consider a candidate recommended by a shareholder for nomination at the 2021 annual meeting, the recommendation must be delivered or mailed to and received by our secretary within the time periods discussed elsewhere in this proxy statement under the heading “Shareholder Proposals for Future Meetings.”

The nominating and governance committee met on three occasions during the fiscal year ended December 31, 2019. Each of the member of the nominating and governance committee attended at least 75% of the meetings held by the nominating and governance committee during the time such directors served as a member of the committee.

Material Changes to Director Nomination Procedures

There have been no material changes to the procedures by which shareholders may recommend nominees to our board of directors since such procedures were last disclosed.

Shareholder Communications with the Board of Directors

Historically, we have not provided a formal process related to shareholder communications with the board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. Shareholders or other interested parties may communicate with any director by writing to them at Intec Pharma Ltd., Attention: Nir Sassi, Chief Financial Officer, 12 Hartom St., Har Hotzvim Jerusalem 9777512, Israel.

Board Leadership Structure

Our board of directors believes it is in the best interest of the Company to make the determination regarding the separation of the roles of chief executive officer and chairman of the board based on varied considerations, including the position and direction of the Company and the membership of the board at any given time. Our board of directors has determined that having Jeffrey Meckler serve as chief executive officer and John Kozarich serve as chairman of the board is in the best interest of the Company’s shareholders at this time. This structure permits Mr. Meckler to manage our day-to-day operations and Dr. Kozarich to oversee the board’s activities.

Risk Oversight

The board of directors oversees our risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them. In its risk oversight role, the board of directors reviews periodically our strategic plan, which includes an assessment of potential risks we are facing. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the audit committee focuses on financial risk, including internal controls. In addition, in setting compensation, the compensation committee strives to create incentives that do not encourage risk-taking behavior that is inconsistent with our business strategy. Each committee regularly reports to the full board of directors.

Anti-hedging Policy

Our insider trading policy prohibits directors, officers and other employees or contractors from engaging in short sales and transactions in put or call options. Hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and other similar transactions require pre-clearance under our insider trading policy.

Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Directors and Executive Officers

The Companies Law codifies the fiduciary duties that office holders owe to a company. Each director and each person listed in the table under “Executive Officer” is an office holder under the Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of loyalty requires that an office holder act in good faith and in the best interests of the company.

The duty of care includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position; and

●	all other important information pertaining to any such action.

The duty of loyalty includes a duty to:

●	refrain from any conflict of interest between the performance of his or her duties to the company and his or her other duties or personal affairs;

●	refrain from any activity that is competitive with the company;

●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

●	disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of his or her position as an office holder.

Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions

The Companies Law requires that an office holder promptly disclose to the board of directors any personal interest that he or she may be aware of and all related material information or documents concerning any existing or proposed transaction with the company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the board of directors at which the transaction is considered. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of such person’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, but excluding a personal interest stemming from one’s ownership of shares in the company. A personal interest furthermore includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to his or her vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter. An office holder is not however obligated to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is defined as any of the following:

●	a transaction other than in the ordinary course of business;

●	a transaction that is not on market terms; or

●	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

If it is determined that an office holder has a personal interest in a transaction, approval by the board of directors is required for the transaction, unless the company’s articles of association provide for a different method of approval. Our articles of association do not provide otherwise. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of the duty of loyalty. However, a company may not approve a transaction or action that is adverse to the company’s interest or that is not performed by the office holder in good faith. An extraordinary transaction in which an office holder has a personal interest requires approval of the company’s audit committee followed by the approval of the board of directors. The compensation of, or an undertaking to indemnify or insure, an office holder who is not a director requires approval by the company’s compensation committee, followed by the approval of the company’s board of directors, and, if such compensation arrangement or an undertaking to indemnify or insure is inconsistent with the company’s stated compensation policy, or if the said office holder is the chief executive officer of the company (apart from a number of specific exceptions), then such arrangement is subject to the approval of a majority vote of the shares present and voting at a shareholders meeting, provided that either: (a) such majority includes at least a majority of the shares held by shareholders who are not controlling shareholders and do not have a personal interest in the approval of such compensation arrangement (excluding abstaining shareholders); or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the approval of the compensation arrangement and who vote against the arrangement does not exceed 2% of the company’s aggregate voting rights.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless the chairman of the relevant committee or board of directors, as applicable, determines that he or she should be present in order to present the transaction that is subject to approval. Generally, if a majority of the members of the audit committee or the board of directors, as applicable, have a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee or the board of directors, as applicable. In the event a majority of the members of the board of directors have a personal interest in the approval of a transaction, then the approval thereof shall also require the approval of the shareholders.

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and its other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:

●	an amendment to the company’s articles of association;

●	an increase of the company’s authorized share capital;

●	a merger; or

●	the approval of related party transactions and acts of office holders that require shareholder approval.

In addition, a shareholder also has a general duty to refrain from discriminating against other shareholders.

In addition, certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that he or she has the power to determine the outcome of a shareholder vote at a general meeting or a shareholder class meeting, and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or other power towards the company. The Companies Law does not define the substance of the duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness.

Delinquent Section 16(a) Reports

Section 16(a) of the 1934 Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our shares, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, a Form 3 was filed late by Dexcel Pharma Technologies Ltd. and Dan Oren.

Involvement in Certain Legal Proceedings.

As of the date of this proxy statement, there are no material proceedings to which any of our directors or executive officers, or any associate thereof, is a party which is adverse to or has a material interest adverse to us or any of our subsidiaries.

Family Relationships

There are no family relationships among any of our executive officers, directors or persons nominated to become one of our directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, controller or principal accounting officer or other persons performing similar functions, which is a “code of ethics” compliant with Item 406 of SEC Regulation S-K promulgated by the SEC and the Nasdaq Capital Market Listing Rules, which refers to Section 406(c) of the Sarbanes-Oxley Act.

 The full text of the Code of Business Conduct and Ethics is posted on our website at www.intecpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement and is not incorporated by reference herein. We will provide a copy of such code of ethics without charge upon request by mail or by telephone. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC.

Recommendation of the Board

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2

APPROVAL OF GRANT OF AN OPTION TO MR. MECKLER, our chief executive officer

Background

The Companies Law requires that the terms of service and employment of a company's chief executive officer, or the Chief Eexecutive Officer, be approved by the company's compensation committee, board of directors, and the shareholders of the company.

Our compensation committee and board of directors have approved the terms of service and employment of Mr. Meckler in accordance with the Companies Law. The proposed changes to the Chief Executive Officer’s compensation were approved by our compensation committee and the board (in that order), while considering, among others factors, Mr. Meckler’s performance and contribution to us in general, his experience, the terms of our compensation policy, and other factors as required by the Companies Law.

In view of Mr. Meckler’s credentials and capabilities, proven track record and our expectation of his continued contribution, our compensation committee and board of directors have resolved to approve a grant of 300,000 options to purchase ordinary shares, at a per share exercise price equal to the average closing price of our ordinary shares on Nasdaq Stock Market in the last 30 trading days prior to the date of grant (which shall be the date of the Annual Meeting), but not less than the fair market value under Section 409A of the U.S. Internal Revenue Code of 1986. Subject to Mr. Meckler’s continued employment by us, the options will vest over three years according to the following schedule: 33% of the options shall vest and become exercisable on the first anniversary of the date of grant, and the remaining portion of the options shall vest and become exercisable on a pro rata basis in eight equal quarterly installments thereafter. The options will have a seven-year term, and will be subject to such other terms and conditions set forth in an option agreement to be entered into between us and Mr. Meckler and the provisions of our 2015 Plan. In the event of a “Merger Transaction” (as such term is defined in the 2015 Plan) any options that have not previously vested shall become vested and exercisable immediately prior to such event.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve a grant of 300,000 options to Mr. Meckler as further described in this proxy statement.”

Vote Required for Approval of Proposal

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and voting on the foregoing resolution is required.

The approval of Proposal 2 is also subject to the approval of a “Special Majority”, in the event Proposal 6 is not approved, which requires that either: (i) the proposal must be approved by a majority of the shares voted on such proposal by shareholders who are not controlling shareholders and who do not have a Personal Interest in the proposal, or (ii) the total number of shares held by such shareholders described above and voted against the proposal does not exceed 2% of the aggregate voting rights in the Company.

Note: If you do not state whether you are a controlling shareholder or have a personal interest, your Shares will not be voted for this Proposal in case Proposal 6 is not adopted.

Recommendation of the Board

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

INCREASE OF REGISTERED SHARE CAPITAL

Background

Our board has approved an amendment to our Articles of Association to increase the number of our registered share capital by an additional 250,000,000 ordinary shares, no par value, such that following the increase, our registered share capital will consist of 350,000,000 of our ordinary shares, with no par value, without giving effect to the reverse share split described in Proposal 4.

Under the Companies Law, a company may not issue shares in excess of its registered share capital. Our board may issue additional ordinary shares only if the action is permissible under Israeli law, and the rules of the Nasdaq Capital Market on which our ordinary shares are listed.

As of June 5, 2020, we have 100,000,000 authorized ordinary shares and there are 69,265,532 ordinary shares issued and outstanding and 29,831,260 ordinary shares reserved for future issuance under outstanding options and warrants and our equity incentive plans, of which 1,029,763 ordinary shares remain available for future option grants or share awards.

We wish to have a sufficient reserve of authorized but unissued ordinary shares available for corporate purposes, including without limitation, our historical practice of raising financing through equity issuances, additional grants of securities to grantees eligible under our 2015 Plan, as further described below, or any other equity incentive plan which may be adopted by us in the future, and potential strategic purposes. Proposal 5, as described in this proxy statement, requests that shareholders approve an increase in the number of ordinary shares reserved for issuance under 2015 Plan. Consequently, if this Proposal 3 is adopted and Proposal 5 is not adopted, we would not have sufficient additional unreserved and issuable ordinary shares. Therefore, an increase in the number of authorized ordinary shares would allow us to reserve additional ordinary shares resulting from the proposed increase in authorized ordinary shares for issuance under our 2015 Plan.

We have no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the remaining additional ordinary Shares resulting from the proposed increase in authorized ordinary shares. These additional ordinary shares will be available for issuance by the board for various corporate purposes, including but not limited to, share splits, share dividends, grants under employee share plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, as well as other general corporate transactions, although we have no present plans to use them in any such regard. Having these additional authorized ordinary shares available for future use will allow us to issue additional ordinary shares without the expense and delay of obtaining shareholder approval, except as may be required by law or the rules of our then current listing market or exchange.

Increase in our Authorized Share Capital

We intend to increase our authorized share capital by an additional 250,000,000 ordinary shares, no par value, such that following the increase, our authorized share capital will consist of 350,000,000 of our ordinary shares, with no par value, without giving effect to the reverse share split described in Proposal 4. If Proposals 3 and 4 are both passed and the reverse share split is effected, then our authorized share capital shall decrease in proportion to the ratio of the reverse share split adopted by the board. The passing of Proposal 3 is not subject to the approval of Proposal 4.

After the increase, all ordinary shares issuable from our authorized share capital would have the same voting rights and rights to any dividends or other distributions by us as the ordinary shares currently issuable from our share capital.

Approval of Amendment of our Articles of Association

We are proposing to amend Article 4.1 of our Articles of Association as follows (deletions are struck through and additions are underlined):

“4.1 The authorized share capital of the Company is ~~100,000,000~~  350,000,000 ordinary shares, no par value (the “Ordinary Shares”).”

No further action on the part of the shareholders will be required either to effect or abandon the share capital increase, and our board will be required to effect such actions within one year after receipt of approval of this Proposal by our shareholders at the Annual Meeting.

Certain Risks and Disadvantages Associated with the Share Capital Increase

If our authorized share capital is increased, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the authorized share capital increase not been effected. Future issuances of shares will dilute the voting power and ownership of our existing shareholders, and, depending on the amount of consideration received in connection with the issuance, could also reduce shareholders’ equity on a per-share basis. Furthermore, future sales of substantial amounts of our ordinary shares, or the perception that these sales might occur, could adversely affect the prevailing market price of our ordinary shares or limit our ability to raise additional capital. We currently do not have any acquisitions or other major transactions planned that would require us to increase our authorized share capital, and our board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. However, the authorized shares could, in theory, also be used to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders (for example, by permitting issuances that would dilute the share ownership of a person seeking to effect a change in the composition of the board or management of our Company or contemplating a tender offer or other transaction for the combination of the Company with another company). The newly available authorized shares may have the potential to limit the opportunity for our shareholders to dispose of their shares at a premium. Thus the increase in our authorized share capital may have the effect of permitting our current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the board of directors is not aware of any attempt to take control of the Company and the board of directors has not approved the increase in authorized share capital with the intent that it be utilized as a type of anti-takeover device.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the Company’s authorized share capital be increased from 100,000,000 ordinary shares to 350,000,000 ordinary shares and that Article 4.1 of the Company’s Articles of Association be amended accordingly.”

Vote Required for Approval of Proposal

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and voting on the foregoing resolution is required. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

Recommendation of the Board

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

Vote Required

The affirmative vote of a majority of our ordinary shares voted in person or by proxy at the Annual Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Recommendation of the Board

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

GRANT OF AUTHORITY FOR REVERSE SHARE SPLIT

Background

On September 3, 2019, we were notified by Nasdaq that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The notification provided that we had 180 calendar days, or until March 2, 2020, to regain compliance with Nasdaq Listing Rule 5550(a)(2). On March 3, 2020, we were notified by Nasdaq that we are eligible for an additional 180 calendar day period, or until August 31, 2020, to regain compliance. On April 17, 2020, we were notified by Nasdaq that as a result of tolling of compliance periods by Nasdaq, our term to regain compliance was extended until November 13, 2020. To regain compliance, the bid price of our ordinary shares must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. Failure to meet applicable Nasdaq continued listing standards could result in a delisting of our ordinary shares.

The Reverse Split

Accordingly, we are proposing to grant authority to our board of directors that would permit (but not require) our board of directors to effect a reverse share split of our ordinary shares by a ratio of not less than 1-for-5 and not more than 1-for-25, with the exact ratio to be set at a number within this range as determined by our board of directors in its sole discretion, provided that the board of directors determines to effect the reverse share split no later than one year following the approval of shareholders.

Reducing the number of authorized and outstanding ordinary shares should, absent other factors, generally increase the per share market price of our ordinary shares. Although the intent of the reverse share split is to increase the per share price of our ordinary shares, if the reverse share split is effected, there is no assurance that the bid price of our ordinary shares will be sufficient for us to maintain compliance with the Nasdaq minimum bid price requirement in the event that our ordinary shares does not, in the future, comply with the minimum bid price requirement. Our board intends to effect such reverse share split only if it believes that a decrease in the number of ordinary shares is likely to improve the trading price of our ordinary shares and is necessary to help maintain our listing on the Nasdaq Capital Market.

We also believe that the continued listing of our ordinary shares on the Nasdaq Capital Market will enable us to have better access to the public capital markets while providing for greater liquidity for our shareholders. In addition, we believe that the reverse share split is advisable in order to make our ordinary shares more attractive to a broader range of investors, including professional investors, institutional investors and the general investing public.  Our board believes that the anticipated increased price resulting from the reverse share split may generate additional interest and trading in our ordinary shares. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the share price than commissions on higher-priced stocks, the current average price per share of ordinary shares can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

The principal effects of the reverse share split would be that:

●	depending on the ratio for the reverse share split determined by our board of directors, a minimum of five and a maximum of twenty five shares in aggregate of existing ordinary shares will be combined into one new ordinary share. Based on 69,265,532 ordinary shares issued and outstanding as of the record date of the Annual Meeting, immediately following the reverse share split the Company would have approximately 13,853,106 ordinary shares issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse share split is 1-for-5, approximately 6,926,553 ordinary shares issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse share split is 1-for-10, approximately 4,617,702 ordinary shares issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse share split is 1-for-15, approximately 3,463,276 ordinary shares issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse share split is 1-for-20, and approximately 2,770,621 ordinary shares issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse share split is 1-for-25 which is the aggregate ratio allowed under this proposal. Any other ratios selected within such range would result in a number of ordinary shares issued and outstanding following the transaction between 2,770,621 and 13,853,106;

●	our authorized share capital, whether or not Proposal 3 is approved, would be reduced proportionately to the reverse share split ratio;

●	the per-share exercise price of any outstanding warrants would be increased proportionately to the reverse share split ratio and the number of ordinary shares issuable upon the exercise of such warrants would be reduced proportionately to the reverse share split ratio;

●	the per-share exercise price of any outstanding options would be increased proportionately to the reverse share split ratio and the number of shares issuable under outstanding options would be reduced proportionately to maintain the intrinsic value of such awards;

●	the number of ordinary shares authorized for future issuance under our equity plans would be proportionately reduced to the reverse share split ratio and other similar adjustments will be made under the equity plans to reflect the reverse share split;

●	the reverse share split would likely increase the number of shareholders who own odd lots (less than 100 shares). Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares; and

●	after the effective time of the reverse share split, the ordinary shares would have a new CUSIP number, which is a number used to identify our ordinary shares.

The reverse share split will affect all holders of our ordinary shares uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of ordinary shares otherwise entitled to a fractional share as a result of the reverse share split will be rounded up to the next whole number. In addition, the reverse share split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

After the reverse share split, all ordinary shares would have the same voting rights and rights to any dividends or other distributions by us as the ordinary shares currently outstanding.

After the reverse share split, the post-split market price of our ordinary shares may be less than the pre-split price multiplied by the reverse share split ratio. In addition, a reduction in number of ordinary shares may impair the liquidity for our ordinary shares, which may reduce the value of our ordinary shares.

Approval of Amendment of our Articles of Association

We are proposing to amend Article 4.1 of our Articles of Association as follows, without giving effect to the increase in authorized share capital under Proposal 3 (deletions are struck through):

“4.1 The authorized share capital of the Company is ~~100,000,000~~  [new number to be determined by the board of directors will be inserted, depending on the reverse share split ratio to be determined by the board of directors] ordinary shares, no par value (the “Ordinary Shares”).”*

*	If Proposal 3 is approved, then the strike through language in Article 4.1 will be 350,000,000.

Our board has requested that shareholders approve a reverse share split ratio range of 1-for-5 to 1-for-25, as opposed to approval of a specific reverse share split ratio, in order to give our board the required discretion and flexibility. No further action on the part of the shareholders will be required to either effect or abandon the reverse share split, and our board will be required to effect such action within one year after receipt of approval of this Proposal by our shareholders at the Annual Meeting. Following such determination by our board, we will issue a press release announcing the effective date of the reverse share split, and will amend our Articles of Association to effect such. We are also required to give notice to Nasdaq at least 15 calendar days prior to the record date of a reverse share split.

In determining a ratio, if any, our board of directors may consider, among other things, factors such as:

●	the initial or continuing listing requirements of various stock exchanges, including the Nasdaq Capital Market;

●	the historical trading price and trading volume of our ordinary shares;

●	the number of shares of our ordinary shares outstanding;

●	the then-prevailing trading price and trading volume of our ordinary shares and the anticipated impact of the reverse share split on the trading market for our ordinary shares;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

Our board of directors reserves the right to elect to abandon the reverse share split, if it determines, in its sole discretion, that the reverse share split is no longer in the best interests of the Company and its shareholders.

Fractional Shares

All fractional shares to which a shareholder would be entitled will be rounded up to the nearest whole number.

Tax Consequences of the Reverse Split

U.S. Federal Income Tax

The following summary describes certain U.S. federal income tax consequences relating to the reverse share split for U.S. Holders (as defined below). This summary addresses only the U.S. federal income tax consequences to U.S. Holders that hold their ordinary shares as capital assets. This summary does not discuss all tax considerations that may be relevant to U.S. Holders in connection with the reverse share split and does not address tax considerations applicable to U.S. Holders that may be subject to special tax rules, including, without limitation: banks, financial institutions or insurance companies; brokers, dealers or traders in securities, commodities or currencies; tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively; certain former citizens or long-term residents of the United States; persons that received our securities as compensation for the performance of services; persons that hold our securities as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes; partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that hold our ordinary shares through such an entity; persons whose “functional currency” is not the U.S. Dollar; persons subject to the alternative minimum tax; or persons that own directly, indirectly or through attribution 10.0% or more of the voting power or value of our ordinary shares. Moreover, this summary does not address the U.S. federal estate, gift or alternative minimum tax consequences, or any state, local or foreign tax consequences, of the reverse share split.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service will not take a different position concerning the tax consequences of the reverse share split or that such a position would not be sustained. Shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of the reverse share split in their particular circumstances.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for United States federal income tax purposes, is:

●	a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of the reverse share split in its particular circumstance.

You should consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the reverse share split.

The reverse share split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Therefore, in general, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse share split (except potentially with respect to additional post-reverse share split shares received in lieu of our issuing fractional shares). In the aggregate, ignoring any additional post-reverse share split shares received in lieu of our issuing fractional shares, a U.S. Holder’s tax basis in its post-reverse share split shares generally will equal the U.S. Holder’s tax basis in its pre-reverse share split shares, and the holding period of the post-reverse share split shares will include the holding period of the pre-reverse share split shares.

U.S. Holders that have acquired different blocks of our ordinary shares at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted tax basis among, and the holding period of, our Shares.

Implementation of the Reverse Split

Beneficial Holders of Shares

Upon the implementation of the reverse share split, we intend to treat ordinary shares held by shareholders in “street name” (that is, through a bank, broker, custodian or other nominee) in the same manner as registered shareholders whose ordinary shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse share split for their beneficial holders holding our ordinary shares in street name. However, these banks, brokers, custodians or other nominees may have their own procedures for processing the reverse share split and making payment for fractional shares. If a shareholder holds ordinary shares with a bank, broker, custodian or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Ordinary Shares

Our registered shareholders may hold some or all of their ordinary shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership. They are provided with a statement reflecting the number of ordinary shares registered in their accounts. If a shareholder holds registered ordinary shares in a book-entry form, the shareholder does not need to take any action to receive their ordinary shares post-reverse-split in registered book-entry form. Such a shareholder entitled to post-reverse-split ordinary shares will automatically be sent a transaction statement at the shareholder’s address of record as soon as practicable after the reverse share split indicating the whole number of ordinary shares held.

Holders of Certificated ordinary shares

Some registered shareholders may hold their ordinary shares in certificate form or a combination of certificate form and book-entry form. If any of a shareholder’s ordinary shares are held in certificate form, that shareholder will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse share split. The transmittal letter will be accompanied by instructions specifying how the shareholder may exchange their certificates representing the pre-reverse-split ordinary shares for a statement of holding. When that shareholder submits their certificates representing the pre-reverse-split ordinary shares, the post-reverse-split ordinary shares will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, that shareholder will receive a statement of holding that indicates the number of post-reverse-split ordinary shares held in book-entry form. The Company will no longer issue physical share certificates unless a shareholder makes a specific request for a physical share certificate representing the shareholder’s post-reverse-split share ownership interest.

Beginning at the effective time of the reverse share split, each certificate representing pre-reverse-split ordinary shares will be deemed for all corporate purposes to evidence ownership of post-reverse-split ordinary shares. Shareholders will need to exchange their old certificates in order to effect transfers of shares on the Nasdaq. If an old certificate bears a restrictive legend, the registered shares in book-entry form will bear the same restrictive legend.

Certain Risks and Potential Disadvantages Associated with the Reverse Split

There can be no assurance that the market price of our ordinary shares in the future will sustain a level sufficient to maintain compliance with Nasdaq’s minimum bid price requirement nor with any of the other Nasdaq continued listing standards and requirements or with the investment standards of certain market participants. Additionally, following the reverse share split, we will continue to be subject to the other requirements of Rule 5550(a) regarding publicly-held shares, including the obligations to have at least 300 public holders and at least 500,000 shares held by public holders. A “public holder” is any holder other than an executive officer, director or beneficial owner (an owner with voting and/or dispositive power over such shares, as defined in Rule 13d-3 under the Exchange Act) of more than 10% of our outstanding ordinary shares. While we believe that we will comply with these requirements effecting a reverse share split based on a ratio at the maximum end of the range set forth in this proposal and our current shareholder base, we can make no assurance as our shareholder base may change as of the record date for the reverse share split. If our ordinary shares are delisted from the Nasdaq Capital Market, trading in our ordinary shares may be conducted, if available, on the OTC Pink or another medium.

The liquidity of our ordinary shares could also be adversely affected by the reduced number of ordinary shares that would be outstanding after the reverse share split, and this could have an adverse effect on the market price of the ordinary shares.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the board of directors be granted authority to effect a reverse share split of the Company’s ordinary shares by a ratio of not less than 1-for-5 and not more than 1-for-25, with the exact ratio to be set at a number within this range as determined by the Company’s board of directors in its sole discretion, provided that the board of directors determines to effect the reverse share split no later than one year following the approval of shareholders, and that Article 4.1 of the Company’s Articles of Association be amended accordingly.”

Vote Required for Approval of Proposal

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and voting on the foregoing resolution is required.

Recommendation of the Board

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

INCREASE IN THE NUMBER OF ORDINARY SHARES UNDER OUR 2015 EQUITY INCENTIVE PLAN

Background

Our board is asking the shareholders to approve an amendment of our 2015 Plan to increase by 3,500,000 the number of ordinary shares reserved for issuance under the 2015 Plan.

As of March 31, 2020, we had 5,500,000 shares authorized for issuance under the 2015 Plan and, after taking into account shares previously issued or covered by outstanding awards, there were 1,023,430 shares available for future grants under the 2015 Plan. Under the proposed 2015 Plan amendment, the aggregate number of shares authorized for issuance would be increased by 3,500,000 shares to a total of 9,000,000 shares.

Our board believes that the effective use of share-based compensation is vital to our ability to achieve strong performance in the future by providing a direct link between employee compensation and long-term shareholder value creation.  We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward. If we are unable to offer competitive equity packages to retain and hire employees, this could adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent.

The significant increase in the number of outstanding shares as a result of recent financings and the significant decline in the trading price of our ordinary shares over the past year has caused a substantial reduction in the value of our options and caused heightened concerns regarding our ability to retain and motivate employees. We believe the 1,023,430 shares remaining for future grants under the 2015 Plan as of March 31, 2020 is insufficient for us to maintain our current equity compensation strategy.

Accordingly, upon the recommendation of our compensation committee, our board is seeking shareholder approval of an amendment to the 2015 Plan that increases the number of shares reserved for issuance thereunder by 3,500,000 shares, prior to giving effect to the share split described in Proposal 4.

Summary Description of 2015 Plan

The principal features of the 2015 Plan are summarized below. The following summary of the 2015 Plan does not purport to be a complete description.  A copy of the 2015 Plan is attached to this proxy statement as Appendix A and is incorporated herein by reference.  Please see Appendix A for more detailed information.

Purpose. The purpose of the 2015 Plan is to secure for the Company and its shareholders the benefits arising from the provision of share based Awards (as defined below) to employees, officers, directors and consultants of the Company and its Affiliates, who are expected to contribute to the Company’s future growth and success. The 2015 Plan is intended to enable the Company to issue Awards under various tax regimes.

For purposes of the 2015 Plan, “Awards” mean any option to purchase one share of the Company, or the Option, granted to a participant under the 2015 Plan, and “Affiliate” means a present or future company that either (i) controls the Company or is controlled by the Company, or (ii) is controlled by the same person or entity that controls the Company.

Administration. The 2015 Plan is administered by the board, or a committee or any other person or persons, to which the board has delegated power to act on its behalf with respect to the 2015 Plan, or the Administrator.

Eligibility. Awards may be granted under the 2015 Plan to any employee, officer, director or consultant of the Company and its Affiliates.  As of March 31, 2020 approximately 45 employees (including five executive officers) and five non-employee directors were eligible to participate in the 2015 Plan.

Number of Shares. The number of shares authorized for issuance under the 2015 Plan is 5,500,000 shares, subject to adjustment as described below for share splits and similar events.  Unless otherwise determined by the board, in the event that Awards allocated under the 2015 Plan expire or otherwise terminate in accordance with the provisions of the 2015 Plan, such expired or terminated Awards shall become available for future grants and allocation under the 2015 Plan. Subject to the approval of this Proposal 3, an additional 3,500,000 shares will be available under the 2015 Plan.

Adjustments.  If a change in our shares occurs by reason of a share dividend, share split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other change in our corporate or capital structure, dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, may (in its sole discretion) adjust the number and class of shares that may be delivered under the 2015 Plan and/or the number, class, and price of shares covered by each outstanding Award.

Types of Awards.

The 2015 Plan permits certain types of Awards to Israeli employees and non-employees:

In general, Israeli employees, officers and directors of the Company may be granted Awards under Section 102 of the Israeli Income Tax Ordinance, or Section 102 and ITO, respectively.

Section 102 of the ITO provides three distinct tax tracks, which are available to companies granting Awards to employees. These tracks are: (i) a ‘capital gains’ tax track with a trustee; (ii) an ‘income’ tax track with a trustee; and (iii) a track without a trustee, or the “Track Without a Trustee. The Company’s election regarding the type of Section 102 Awards it chooses to make shall be filed with the Israeli Tax Authority. Such election will remain in effect at least until the end of the year following the year during which the Company first made Awards under the 2015 Plan or previous plans pursuant to Section 102(b) of the ITO. Such election does not prevent the Company from making awards under the Track Without a Trustee.

The 2015 Plan permits the grant of the following two types of awards to U.S. employees and non-employees:

Incentive Stock Options. These are options that are intended to qualify as incentive options under Section 422 of the Code. To qualify as an Incentive Stock Option, an option must meet the following requirements imposed by the Code, which requirements are reflected in the 2015 Plan:

●	The grant may be made only to an employee of the Company or an employee of a parent or subsidiary;

●	The option must have a maximum term of ten years;

●	The option must have a minimum option exercise price equal to the fair market value of the shares on the date of grant; and

●	There is a $100,000 limit on the value of shares underlying the options granted to a single participant that may become exercisable for the first time in any one year.

●	In addition, in the case of certain large shareholders, the minimum exercise price of incentive options must equal 110% of fair market value on the date of grant and the maximum term is limited to five years.

Notwithstanding the foregoing, Incentive Stock Options may be granted with an exercise price other than as required above, pursuant to a Merger Transaction (as defined below).

Non-Qualified Stock Options. These are options that do not qualify under Section 422 of the Code. The exercise price of a Nonqualified Stock Option will not be less than 100% of the Fair Market Value (as defined in the 2015 Plan) of the shares on the date of grant, unless the Administrator specifically indicates that the Option will have a lower exercise price and the Option complies with Section 409A of the Code, provided, however, that the exercise price will not be reduced below the par value of the underlying share, if any, or any other minimum exercise price required under applicable law or stock exchange rules.

Transferability. Awards generally may not be transferred, except by will or the laws of descent, and during the participant’s lifetime, each and all of a participant’s rights to purchase shares shall be exercisable or taken only by the participant.

Change in Control.  Under the 2015 Plan, in the event of a Merger Transaction (as defined below), subject to applicable law and the obtaining of any applicable approvals of the Israeli Tax Authority, the board, in its sole discretion, shall decide (i) if and how the unvested Awards shall be canceled, replaced or accelerated; and (ii) if and how vested Awards shall be exercised, replaced and/or sold by the trustee or the Company (as the case may be) on behalf of Israeli participants.

The Administrator, in its sole discretion, may decide to add a provision in certain grant letters providing that, in the case of a Merger Transaction, all or some of the unvested Awards shall automatically accelerate. For purposes of the 2015 Plan, “Merger Transaction” means (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the shares of the capital stock of the Company; or (iii) a merger, consolidation or like transaction of the Company into another corporation in which the holders of the Company’s outstanding share capital immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain either (x) stock representing a majority of the voting power of the surviving entity, or (y) stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity.

Amendment and Termination. The board may at any time suspend, terminate, modify or amend the 2015 Plan in any respect; provided, however, that no amendment, modification, suspension or termination of the 2015 Plan will impair the rights of any participant, unless the Company obtains the written consent of participants holding a majority in interest of the affected Awards. Termination of the 2015 Plan will not affect the Administrator’s ability to exercise its powers under the 2015 Plan with respect to Awards granted prior to the termination. Unless sooner terminated by the board, the 2015 Plan will terminate ten years on January 6, 2026.

U.S. Federal Income Tax Information

The following discussion briefly describes the U.S. federal income tax consequences of awards under the 2015 Plan generally applicable to the Company and to participants who are subject to U.S. federal taxation.  The discussion is general in nature and does not address issues relating to the tax circumstances of any individual participant or any participant who is not subject to U.S. federal taxation.  The discussion is based on the Code, applicable treasury regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect.  The summary is general in nature and does not purport to be legal or tax advice.  Furthermore, the discussion does not address the consequences of any estate, gift, state, local or foreign tax laws.

Share Options

Nonqualified Stock Options.  A participant generally will not recognize taxable income upon the grant of a Nonqualified Stock Option with an exercise price at least equal to the fair market value of the common stock on the date of grant.  Upon the exercise of a Nonqualified Stock Option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price.  When a participant sells the shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold (the tax basis in the acquired shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

Incentive Stock Options. A participant who is granted an Incentive Stock Option generally does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the employee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and more than one year after exercise of the option, the employee will recognize long-term capital gains or losses equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then (1) if the sale price exceeds the exercise price, the employee will recognize a capital gain equal to the excess, if any, of his or her sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price or (2) if the sale price is less than the exercise price, the employee will recognize a capital loss equal to the difference between the exercise price and the sale price. The Company ordinarily is entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income which can occur only when the holding periods are not satisfied.

Tax Consequences to the Company.  In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes in ordinary income, subject to certain limitations imposed under the Code, including under Section 162(m) of the Code, described below.

Limitations on Deductions under Section 162(m) of the Code.  Under Section 162(m) of the Code, the Company is generally prohibited from deducting compensation paid to “covered employees” (generally our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers) in excess of $1 million per person in any year.  However, this limitation does not apply to certain performance-based compensation that is payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date.

Section 409A.  This summary of tax consequences assumes that awards will be exempt from, or compliant with, Section 409A of the Code. The Company intends that awards granted under the 2015 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but makes no representation or warranty to that effect.  Failure to comply with Section 409A of the Code could lead to less favorable tax treatment.

Medicare Surtax. A participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares issued pursuant to awards granted under the 2015 Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Tax Withholding. The Company is authorized to deduct or withhold from any award granted or payment made under the 2015 Plan, or require a participant to remit to the Company, the amount of any withholding taxes due in respect of an award or payment thereunder.

Israeli Income Tax Consequences

The following discussion is only a summary of certain Israeli income tax consequences of Awards under the 2015 Plan. Because it is a summary, it may not contain all the information that may be important to each participant or that are based upon a participant’s individual circumstances. Statements made herein are based upon current provisions of the ITO, and the rules and regulations thereunder, to which Participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect) which would modify the information below. This summary does not purport to address all aspects of Israeli income taxation and does not describe or address any other foreign tax consequences (other than as expressly provided herein).

The following discussion was written on the understanding that it would be used to explain to each Participant the general Israeli income tax consequences of the Awards under the Plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the ITO.

Under the Capital Gains Track, the options and the underlying Shares must be deposited with a trustee nominated for these purposes for a holding period of at least 24 months from the date of grant. Under the Capital Gains Track a tax event will be triggered on the earlier of the sale of the options/underlying Shares or their withdrawal from the trustee. If the tax event is triggered prior to lapse of such holding period, the Participants will be subject to tax at his marginal tax rate (up to 47% in 2020) (plus national insurance and health tax) while if it is triggered afterwards the Participants will be subject to tax at the beneficial tax rate of 25% (in 2020) (no national insurance and health tax are imposed) subject to the fulfillment of all the conditions required under Section 102.

Notwithstanding the above, if the options are issued by a public company, or the Company’s Shares are registered for trading during the 90 days following the issuance of the options, the participant will be taxed at a mixed tax rate by dividing the profit from the sale of the Shares (or the value of the Shares with respect to Section 102 Awards transferred to the participant’s account without a sale) into two components: (i) the average price of the Shares underlying the Section 102 Awards, during the 30 trading days prior to the grant date of the Section 102 Awards, or at the end of the 30 trading days after the said listing for trading, as the case may be, less the exercise price (if any) and other tax deductible expenses concerning the sale, or the Benefit at the Grant Date, is taxable as ordinary income according to the participant’s marginal tax rate (up to 47% in 2020) and subject to social security and health taxes, provided that such component does not exceed the value of the benefit on the date of the sale of the Shares or on the date in which the 102 Awards are transferred to the participant’s account; and (ii) the positive difference, if any, between the proceeds the participant receives from the sale of the Shares (or the value of the Shares with respect to Section 102 Awards transferred to the Participant’s account without a sale) and the Benefit at the Grant Date, or the Benefit Surplus, is subject to , capital gain tax of 25% (in 2020) (no national insurance and health tax are imposed) subject to the fulfillment of all the conditions required under Section 102.

If after the grant of a Section 102 Awards under the Capital Gains Track, the Participant shall fail to satisfy the requirement described above, the Participant will be subject to ordinary income tax at the Participant’s marginal income tax rate (up to 47% in 2019) and social security and health taxes on the taxable income.

Furthermore, individuals who are subject to tax in Israel (whether such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax, at a rate of 3%, on annual income exceeding a certain threshold (NIS 651,600 in 2020) which amount is linked to the annual change in the Israeli consumer price index), including, but not limited to, dividends, interest and capital gains.

New Plan Benefits

The granting of awards under the 2015 Plan is discretionary. Accordingly, the benefits and amounts that will be received or allocated under the 2015 Plan, as amended, or that would have been received or allocated had the 2015 Plan, as amended, been in effect during the last fiscal year, are not determinable at this time. However, please refer to the information about grants made to our named executive officers in the last fiscal year described under “Executive Compensation.” Grants made to our non-employee directors in the last fiscal year are described in “Director Compensation.”

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve an amendment to the 2015 Plan to increase the aggregate number of shares authorized for issuance under the 2015 Plan by 3,500,000 ordinary shares.”

Vote Required

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and voting on the foregoing resolution is required.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL 5.

PROPOSAL 6

APPROVAL OF NEW COMPENSATION POLICY

Background

As approved by our shareholders, and as required by the Companies Law, we have adopted a compensation policy regarding the terms of office and employment of its “office holders” (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits. Each of the named executive officers is an “office holder” within the meaning of the Companies Law. The compensation policy is reviewed from time to time by our compensation committee and our board of directors to ensure its appropriateness, and is required to be brought at least once every three years to our shareholders for approval.

Our most recent compensation policy was last approved at our annual general meeting of shareholders that was held in May 2017 and certain amendments to the compensation policy were approved by our shareholders in December 2017, June 2018 and April 2019. Following a review of the compensation policy by our compensation committee and board of directors, the compensation committee and board have approved, and recommended that our shareholders approve, a new compensation policy in the form attached hereto as Annex B, or the New Compensation Policy.

Similar to our current compensation policy, the New Compensation Policy continues to link pay to performance and to align our executive officers’ interests with those of the Company and of our shareholders. It allows us to provide meaningful incentives that reflect both the Company’s short and long-term goals and performance, as well as the executive officers’ individual performance and impact on shareholder value, while providing compensation that is competitive in the global marketplace in which we recruit talent and is designed to reduce incentives for our executive officers to take excessive risks.

The New Compensation Policy continues to emphasize each executive officer’s individual characteristics (such as his or her respective position, education, scope of responsibilities and contribution to the attainment of our goals) as the basis for compensation variation among executive officers, taking into account the internal ratios between compensation of our executive officers and directors and other employees of the Company. Pursuant to the New Compensation Policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses and other cash bonuses (such as relocation/repatriation, signing and special bonuses), as well as equity-based compensation, retirement and termination of employment benefits and other benefits. The cash bonuses that may be granted under the New Compensation Policy are limited to a maximum amount linked to the executive officer’s base salary.

Under the New Compensation Policy, an annual cash bonus that will be awarded to executive officers (other than the CEO) will be based on performance objectives and a discretionary evaluation of the executive officer's overall performance by the CEO and may be subject to minimum thresholds. The compensation committee and the board will determine any applicable minimum thresholds that must be met for entitlement to the annual cash bonus (all or any portion thereof) and the formula for calculating any annual cash bonus payout on the basis of, but not limited to, company and individual objectives. Notwithstanding the above, the Company may determine that, with respect to any executive officer subordinated to the CEO, which does not serve as a director, a portion or all of his or her annual cash bonus will be based on the evaluation of the CEO.

The New Compensation Policy provides that the annual bonus awarded to the Company’s CEO will be mainly based on measurable objectives of the Company, subject to a minimum threshold on the basis of, but not limited to, company and personal objectives. 30% or less of the annual cash bonus granted to the Company’s CEO may be based on a discretionary evaluation of the CEO’s overall performance by the Compensation Committee and the Board. The measurable objectives will be determined annually by the Compensation Committee and the Board at the commencement of each fiscal year, or upon engagement, in case of newly hired CEO, or in other special circumstances as set forth in the New Compensation Policy.

The equity-based compensation under the New Compensation Policy for our executive officers is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with the long term interests of Intec and its shareholders, and to strengthen the retention and the motivation of executive officers in the long term. In addition, since equity-based awards are structured to vest over several years, their incentive value to recipients is aligned with longer-term strategic plans. Equity-based awards may be granted from time to time in the form of options and/or other equity-based awards, such as RSUs in accordance with the Company’s 2015 Plan as may be updated from time to time.

Similar to our current compensation policy, the New Compensation Policy contains compensation recovery provisions in the event of accounting restatement, which would allow the Company, under certain conditions, to recover bonuses or performance-based equity paid in excess of what would have been paid under the financial statements, as restated. The New Compensation Policy also contains provisions that would enable our CEO to approve any immaterial change in the terms of employment of other executive officers (provided that the changes of the terms of employment are in accordance the New Compensation Policy) and would allow the Company to exculpate, indemnify and insure our executive officers and directors subject to certain updated limitations set forth in the Amended Compensation Policy.

The New Compensation Policy also governs the compensation of our board members and provides that our chairman and non-employee directors will be entitled to an annual cash fee retainer, up to the limits set forth in the New Compensation Policy. In special circumstances, such as in the case of a professional director, an expert director or a director who makes a unique contribution to the Company, such director’s compensation may be different than the compensation of all other directors and may be greater than the maximal cash fee retainer amount allowed in the New Compensation Policy, subject to the approval of the Company's shareholders as required under the Companies Law.

The foregoing overview is qualified in its entirety by reference to the full text of the New Compensation Policy, which is attached as Annex B hereto

If the New Compensation Policy is not approved by the shareholders by the required majority, our board of directors may nonetheless approve the New Compensation Policy, provided that our compensation committee and thereafter our board of directors have concluded, following further discussion of the matter and for specified reasons, that such approval is in our best interests.

Similar to the previous plans, the New Compensation Policy is designed to allow us to continue and attract prominent candidates to serve as members of our board of directors. When considering the New Compensation Policy, the compensation committee and the board considered numerous factors, including the advancement of our objectives and our business plan and its long-term strategy.

Our compensation committee and board believe that by approving the New Compensation Policy, we will be better positioned to hire, retain and motivate leading candidates in the biomed sector to serve as members of our board of directors.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve the new Compensation Policy for Directors and Officers as set forth on Annex B hereto.”

Vote Required

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and voting on the foregoing resolution is required.

The approval of Proposal 6 is also subject to the approval of a “Special Majority” which requires that either: (i) the proposal must be approved by a majority of the shares voted on such proposal by shareholders who are not controlling shareholders and who do not have a personal interest in the proposal, or (ii) the total number of shares held by such shareholders described above and voted against the proposal does not exceed 2% of the aggregate voting rights in the Company.

If you do not confirm whether or not you have a personal interest in the approval of Proposal 6, your shares will not be counted in the Special Majority vote required for the proposal.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL 6

PROPOSAL 7

APPROVAL OF AMENDMENTS TO DIRECTOR COMPENSATION SCHEME

Background

Pursuant to the Companies Law, any arrangement between the Company and a director relating to his or her terms of engagement and compensation, including with respect to his or her other roles in the Company, must be approved by our compensation committee, board of directors and the shareholders, in that order. The shareholders of the Company approved a new non-employee director fee scheme on June 28, 2018 and April 4, 2019.

Following the evaluation of our compensation committee, our board of directors evaluated the director compensation scheme and concluded that an amendment was appropriate with respect to the amount of cash paid and options to non-employee directors for service on a committee of the board.

The proposed amendment set forth in Proposal 7 would increase the yearly retainer from up to $45,000 to up to $50,000 and increase the annual option grant from 20,000 ordinary shares to 40,000 ordinary shares such that the non-employee directors will be entitled to:

●	a yearly retainer of up to US$50,000 with an additional payment of $7,500 (or $15,000 for the chairperson) per membership of the audit committee, $6,000 (or $10,000 for the chairperson) per membership of the compensation committee and $5,000 (or $7,500 for the chairperson) per membership of the nominating and governance committee. It is being clarified that the payment for the chairpersons is in lieu of (and not in addition) to the payments referenced above for committee membership;

●	upon the approval of Proposal 7 and thereafter upon first becoming a member of the board (whether appointed by the board or elected by the shareholders) and on each anniversary thereafter, provided the director is still in office, a grant of options to purchase up to 40,000 ordinary shares of the Company (pre-reverse share split) (subject to the limitation imposed by the Compensation Policy), under the 2015 Plan with the following terms: (i) the options shall vest over a period of three (3) years, 1/3 of which shall vest on the first anniversary date of the grant, and the additional 2/3 shall vest in eight (8) quarterly installments, (ii) the term of the options shall be seven (7) years after the grant date, unless they have been exercised or cancelled in accordance with the Plan, (iii) the exercise price of each option shall be equal to the average price of our ordinary shares on Nasdaq in the last 30 days prior to the date of the general meeting of shareholders approving the grant, but not less than the fair market value under Section 409A of the United States Internal Revenue Code of 1986, and (iv) in the event of entry into a “Merger Agreement” (as such term is defined in the 2015 Plan) any options that have not previously vested shall become vested and exercisable immediately prior to such event.

With respect to 2020 solely, any grant made in 2020 under the current director compensation scheme shall be deducted from the grant to be made upon the conclusion of the Annual Meeting.

The proposed amendments are designed to allow us to continue and attract prominent candidates to serve as members of our board of directors. When considering the proposed amendment to our director compensation scheme, the compensation committee and the board considered numerous factors, including the advancement of our objectives and our business plan and our long-term strategy.

Our compensation committee and board believe that by approving the proposed amendments to the annual fixed compensation of our non-employee directors, we will be better positioned to hire, retain and motivate leading candidates in the biomed sector to serve as members of our board of directors.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve amendments to the director compensation scheme as further described in this proxy statement.”

Vote Required

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and voting on the foregoing resolution is required.

The approval of Proposal 7 is also subject to the approval of a “Special Majority”, in the event Proposal 6 is not approved, which requires that either: (i) the Proposal must be approved by a majority of the shares voted on such proposal by shareholders who are not controlling shareholders and who do not have a Personal Interest in the proposal, or (ii) the total number of shares held by such shareholders described above and voted against the proposal does not exceed 2% of the aggregate voting rights in the Company.

If you do not confirm whether or not you have a personal interest in the approval of Proposal 7, your shares will not be counted in the Special Majority vote required for the Proposal (if Proposal 6 is not approved).

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL 7

PROPOSAL 8

APPROVAL AND RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT PUBLIC ACCOUNTANTS

Under the Companies Law and our articles of association, the shareholders of our Company are authorized to appoint the Company’s independent auditors. Under our articles of association, our board of directors (or a committee, if it is so authorized by the board) is authorized to determine the independent auditor’s remuneration. In addition, the approval by our audit committee of the independent auditor’s re-appointment and remuneration is required under the corporate governance rules of the Nasdaq.

Following the recommendation by our audit committee and board, it is proposed that Kesselman & Kesselman, Certified Public Accountant (Isr.), independent registered public accounting firm, a member of PricewaterhouseCoopers International Limited, be reappointed as the independent auditors of the Company for the period ending at the close of the next annual general meeting. Such auditors served as the Company’s auditors for fiscal year 2019 and 2018.

We expect that representatives of Kesselman & Kesselman will be either physically present or available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents the aggregate fees for professional services rendered by such accountants to us during their respective term as our principal accountants in 2019 and 2018.

	2019	2018
	(US$ in thousands)	(US$ in thousands)
Audit Fees(1)	212	186
Audit-Related fees (2)	-	23
Tax Fees (3)	-	20
All Other Fees	-	-
Total	212	229

(1)	Audit fees consists of services that would normally be provided in connection with statutory and regulatory filings or engagements, including services that generally only the independent accountant can reasonably provide and includes audit services in connection with our public offerings in the United States in 2018 and 2019.

(2)	Audit-related fees consist of assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under item (1).

(3)	Tax fees relate to tax compliance, planning and advice.

Pre-Approval Policies and Procedures

Our audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our audit committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management. Our audit committee has authorized all auditing and non-auditing services provided by Kesselman and Kesselman during 2019 and 2018 and the fees paid for such services.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve and ratify the re-appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), independent registered public accounting firm, a member of PricewaterhouseCoopers International Limited as the independent auditors of the Company for the period ending at the close of the next annual general meeting.”

Vote Required

The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and voting on the foregoing resolution is required.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 8.

REPORT ON FINANCIAL STATEMENTS

At the Annual Meeting, as required under the Companies Law, we will discuss our consolidated financial statements for the year ended December 31, 2019. The Company’s annual consolidated financial statements for the year ended December 31, 2019, which are included in our annual report on Form 10-K for the year ended December 31, 2019, are available on our website at www.intecpharma.com.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on these reviews and discussions, the audit committee has recommended to the board that the audited financial statements be included in our Form 10-K for the year ended December 31, 2019.

William B. Hayes (Chair)
Hila Karah
Roger Pomerantz

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the above Report shall not be incorporated by reference into this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our shares as of June 5, 2020 by:

●	each person or entity known by us to beneficially own 5% or more of our outstanding ordinary shares;

●	each of our executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Applicable percentage ownership is based on 69,265,532 ordinary shares outstanding as of June 5, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Ordinary shares issuable under options or warrants that are exercisable within 60 days after June 5, 2020 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under community property laws. Unless otherwise indicated, the address of each beneficial owner is c/o Intec Pharma Ltd., 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel.

We are not owned or controlled, directly or indirectly, by another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Name of Beneficial Owner	Ordinary Shares		Percentage
Persons or entities holding 5% or more our outstanding ordinary shares
Intracoastal(1)	7,797,602		9.9%

Executive officers and directors
Jeffrey A. Meckler	817,178	(2)	1.2%
John W. Kozarich	376,239	(3)	*
Nadav Navon	295,789	(4)	*
Walt A. Linscott	216,667	(5)	*
R. Michael Gendreau	263,333	(6)	*
Nir Sassi	179,967	(7)	*
Anthony J. Maddaluna	76,903	(8)	*
Hila Karah	53,251	(9)	*
Roger J. Pomerantz	21,667	(10)	*
William B. Hayes	20,000	(11)	*
All executive officers and directors as a group (10 persons)	2,320,994	(12)	3.3%

*	Less than 1%

(1)	Based in part on information contained in a Schedule 13G filed with the SEC on February 11, 2020 jointly by Intracoastal Capital LLC, or Intracoastal, Mitchell P. Kopin and Daniel B. Asher. Each of Intracoastal, Mr. Kopin and Mr. Asher may have been deemed to have beneficial ownership of 7,797,602 ordinary shares consisting of 1,297,602 ordinary shares and 6,500,000 ordinary shares issuable upon exercise of warrants held by Intracoastal. The address of Intracoastal and Mr. Kopin is 245 Palm Trail, Delray Beach, Florida 33483 and Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, Illinois 60604. The exercise of the aforegoing warrants is subject to a 9.99% ownership blocker.

(2)	Consists of (i) 196,761 ordinary shares, and (ii) 620,417 ordinary shares issuable upon exercise of outstanding, of which 50,417 will vest within 60 days of June 5, 2020.

(3)	Consists of (i) 151,761 ordinary shares, and (ii) 224,478 ordinary shares issuable upon exercise of outstanding options.

(4)	Consists of (i) 19,456 ordinary shares, and (ii) 276,333 ordinary shares issuable upon exercise of outstanding options of which 23,125, will vest within 60 days of June 5, 2020.

(5)	Consists of 216,667 ordinary shares issuable upon exercise of outstanding options of which 24,167 will vest within 60 days of June 5, 2020.

(6)	Consists of 263,333 ordinary shares issuable upon exercise of outstanding options of which 30,000 will vest within 60 days of June 5, 2020.

(7)	Consists of 179,967 ordinary shares issuable upon exercise of outstanding options of which 18,333 will vest within 60 days of June 5, 2020.

(8)	Consists of (i) 53,570 ordinary shares, and (ii) 23,333 ordinary shares issuable upon exercise of outstanding options of which 8,333 will vest within 60 days of June 5, 2020.

(9)	Consists of 53,251 ordinary shares issuable upon exercise of outstanding options of which 8,333 will vest within 60 days of June 5, 2020.

(10)	Consists of 21,667 ordinary shares issuable upon exercise of outstanding options of which 8,333 will vest within 60 days of June 5, 2020.

(11)	Consists of 20,000 ordinary shares issuable upon exercise of outstanding options of which 8,333 will vest within 60 days of June 5, 2020.

(12)	Consists of (i) 421,548 ordinary shares, and (ii) 1,899,446 ordinary shares issuable upon exercise of outstanding options, of which 179,374 will vest within 60 days of days of June 5, 2020.

executive officers

The following table sets forth information relating to our executive officers as of March 31, 2020.

Name	Age	Position
Jeffrey A. Meckler	53	Chief Executive Officer, Vice Chairman of the Board of Directors
Dr. Nadav Navon	51	Chief Operating Officer
Walt A. Linscott, Esq.	59	Chief Business Officer
Nir Sassi	44	Chief Financial Officer
Dr. R. Michael Gendreau	64	Chief Medical Officer

Mr. Jeffrey A. Meckler Mr. Meckler’s biography is included above under the section titled “Proposal 1—Director Nominees.”

Dr. Nadav Navon joined us in March 2006 and has served as our Chief Operating Officer since July 2017. Between March 2015 and July 2017, Dr. Navon served as our Executive Vice President of Research & Development and Operations. Before that, he served as our Vice President of Research & Development and Operations from May 2013 until March 2015. Prior to his service with us, Dr. Navon headed the analytical and quality assurance operations at Sharon Laboratories Ltd., a chemical company that develops and manufactures raw materials for the pharmaceutical, cosmetic and food industries, from 2001 to 2006. Prior to that, Dr. Navon led a number of research and development projects in the Negev’s Nuclear Research Center. Dr. Navon has a Ph.D. in inorganic and analytical chemistry, and an MBA and a BSc in chemistry, each from Ben-Gurion University in Be’er Sheva, Israel.

Walt A. Linscott, Esq. joined us in October 2017 and has served as our Chief Business Officer since July 2018. Previously, from October 2017 to July 2018, Mr. Linscott served as our Chief Administrative Officer. Prior to his service with us, Mr. Linscott co-founded a global consulting enterprise in October 2014 providing strategic advice to developing companies and most recently served as the President and Chief Operating Officer of Treiber Therapeutics, Inc. from March 2017 to October 2017. Mr. Linscott also has held senior level executive positions at public and private medical device and pharmaceutical companies including Cocrystal Pharma, Inc., from July 2015 to March 2017, Carestream Health, Inc., from January 2011 to January, 2015 and Solvay Pharmaceuticals, Inc., from 2001 to 2005. In addition to this experience, he was an associate and partner at Thompson Hine LLP from 1990 to 2001, and again as a partner from 2005 to 2010 where he founded the firm’s Atlanta, Georgia office, served as Partner in Charge and Chair of the firm’s Life Science Practice Group. Mr. Linscott holds a Postgraduate Diploma in Global Business from the University of Oxford and a Postgraduate Diploma in Entrepreneurship from Cambridge University. He earned a bachelor’s degree from Syracuse University and a Juris Doctor from the University of Dayton School of Law. Mr. Linscott served on active duty as an Officer in the United States Marine Corps prior to attending law school.

Nir Sassi has served as our Chief Financial Officer since August 2016. Prior to serving as our Chief Financial Officer, Mr. Sassi served as our VP Finance commencing in January 2015 and as our Chief Financial Officer between March 2010 and January 2015. Prior to his service with us, Mr. Sassi served as a Senior Manager at PricewaterhouseCoopers Israel, an accounting firm, from 2002 until 2010, including two years relocation to the PricewaterhouseCoopers New York office. Mr. Sassi is a certified public accountant in Israel and has a bachelor’s degree in economics and accounting from Ben Gurion University in Be’er Sheva, Israel.

Dr. R. Michael Gendreau has served as our Chief Medical Officer since February 2018. In 2011, prior to joining Intec, Dr. Gendreau founded Gendreau Consulting, LLC, a consulting firm providing strategic advice and operational leadership on the design and management of clinical programs, strategic planning, and technology assessments for emerging pharmaceutical, diagnostic, and medical device companies. He has served on various scientific advisory boards, executive strategic planning boards, and Data Safety Monitoring Boards. Prior to his consulting career, Dr. Gendreau served from 1996 until 2011 as Chief Medical Officer at Cypress Bioscience, Inc., a clinical-stage biotech company developing therapies for central nervous system disorders. Prior to Cypress Bioscience, Dr. Gendreau was Chief Medical Officer of Microprobe Corporation from 1991 to 1994. Additionally, he has served as Chief Medical Officer/Therapeutic Area Head at other institutions, including Battelle Memorial Institute. Dr. Gendreau received his B.S. in Chemistry from Ohio University, and earned his M.D./Ph.D. from The Ohio State University.

EXECUTIVE COMPENSATION

Our named executive officers for 2019 which consist of our principal executive officer and the next two most-highly compensated executive officers are:

●	Jeffrey Meckler, CEO;

●	Walt. A. Linscott, Esq., Chief Business Officer; and

●	Dr. Michael Gendreau, Chief Medical Officer.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during 2019 and 2018. In addition, the table below reflects the compensation granted to our five most highly compensated office holders (as defined in the Companies Law) during or with respect to the year ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-equity Incentive Plan Compensation	All Other Compensation ($)		Total ($)
Jeffrey Meckler, CEO	2019	540,000		199,800	-	519,803	-	47,096	(4)	1,306,699
	2018	500,000	(2)	213,750	-	658,229	-	48,000	(4)	1,419,979
Walt A. Linscott, Esq.,	2019	340,000		170,000	-	329,024	-	47,050	(5)	886,074
Chief Business Officer	2018	300,000		130,613	-	254,884	-	48,000	(5)	733,497
Dr. Michael Gendreau,	2019	336,000		106,982	-	443,492	-	16,166	(5)	902,640
Chief Medical Officer	2018	350,483	(3)	111,008	-	408,265	-	12,081	(5)	881,837
Nadav Navon,	2019	235,094		57,523	-	309,239	-	102,319	(6)	704,175
Chief Operating Officer	2018	210,329		52,273	-	290,011	-	93,166	(6)	645,779
Nir Sassi,	2019	186,687		57,361	-	304,363	-	94,065	(7)	642,476
Chief Financial Officer	2018	165,534		42,774	-	181,239	-	85,648	(7)	475,195

(1)	Represents the share-based compensation expenses recorded in our consolidated financial statements for the year ended December 31, 2019 and 2018, based on the option’s fair value, calculated in accordance with accounting guidance for equity-based compensation. For a discussion of the assumptions used in reaching this valuation, see note 7 to our consolidated audited financial statements included in Item 8. Financial Statements and Supplemental Data.

(2)	The salary for Mr. Jeffrey Meckler in 2018 includes $112,532 of director fees.

(3)	The salary for Dr. Michael Gendreau in 2018 includes $57,150 of consulting fees.

(4)	For 2019 and 2018, referenced amount is for employer contribution to 401K plan and for life insurance and other medical premiums.

(5)	For 2019 and 2018, referenced amount is for life insurance and other medical premiums.

(6)	For 2019, the bulk of such compensation consisted of $20,494 of automobile expenses, $35,568 of deposits to severance funds, $15,214 of gross-up of related tax, $10,419 of social security payments, and deposits of $17,568 to an education fund. For 2018, the bulk of the other compensation consisted of $21,183 of automobile expenses, $31,788 deposits to severance funds, $11,597 of gross-up of related tax, $10,096 of social security payments and deposits of $15,712 to an education fund.

(7)	For 2019, the bulk of the other compensation consisted of $21,804 of automobile expenses, $28,206 deposits to severance funds, $16,943 of gross-up of related tax, $10,419 of social security payments and deposits of $13,945 to an education fund. For 2018, the bulk of the other compensation consisted of $20,147 of automobile expenses, $24,897 deposits to severance funds, $15,580 of gross-up of related tax, $10,096 of social security payments and deposits of $12,360 to an education fund.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding option awards as of December 31, 2019, for each named executive officer:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Jeffrey Meckler, CEO	04/10/17(1)	80,000	40,000	5.32	04/10/2027
	05/01/17(2)	65,000	-	5.32	05/01/2027
	12/11/17(3)	253,333	126,667	6.70	12/11/2027
	06/28/18(4)	50,000	50,000	4.44	06/28/2025
	04/04/19(5)	-	125,000	7.64	04/04/2026
Walt A. Linscott, Esq., Chief Business Officer	10/23/17(6)	40,000	20,000	8.56	10/23/2027
	12/11/17(7)	93,333	46,667	8.56	12/11/2027
	01/22/19(8)	-	90,000	7.628	01/22/2026
	09/13/19(9)	-	200,000	0.90	09/13/2026
Dr. Michael Gendreau, Chief Medical Officer	02/01/18(10)	145,833	104,167	6.10	02/01/2025
	01/22/19(11)	-	110,000	7.628	01/22/2026

(1)	The options vest over a period of three years from April 10, 2017, 33.3% on each anniversary of such date, ending April 10, 2020.

(2)	The options vest over a period of nine months from May 1, 2017, 11.1% every month after such date, ending January 31, 2018.

(3)	The options vest over a period of three years from December 11, 2017, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending December 11, 2020.

(4)	The options vest over a period of three years from June 28, 2018, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending June 28, 2021.

(5)	The options vest over a period of three years from April 4, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending April 4, 2022.

(6)	The options vest over a period of three years from October 23, 2017, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending October 23, 2020.

(7)	The options vest over a period of three years from December 11, 2017, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending December 11, 2020.

(8)	The options vest over a period of three years from January 22, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending January 22, 2022.

(9)	The options vest over a period of three years from September 13, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending September 13, 2022.

(10)	The options vest over a period of three years from February 1, 2018, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending February 1, 2021.

(11)	The options vest over a period of three years from January 22, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending January 22, 2022.

Employment Agreements of Named Executive Officers

Our employees are employed under the terms prescribed in their respective personal contracts, in accordance with the decisions of our management. Under these employment contracts, the employees are entitled to the social benefits prescribed by law and as otherwise provided in their personal contracts. These employment contracts each contain provisions standard for a company in our industry regarding non-competition, confidentiality of information and assignment of inventions. Under current applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

Employment Agreement with Vice Chairman of the Board of Directors and Chief Executive Officer, Mr. Jeffrey A. Meckler

Mr. Meckler has served as our Vice Chairman of the Board since April 2017 and has served as Chief Executive Officer since July 2017. On December 11, 2017, Mr. Meckler entered into an employment with our wholly owned subsidiary, Intec Pharma, Inc., or Intec US, which superseded a services agreement that was previously entered into on August 29, 2017.

Under Mr. Meckler’s employment agreement, which has been revised on April 4, 2019, he is currently entitled to receive a base salary at the annual rate of $540,000. In addition, Mr. Meckler is entitled to (i) paid holidays as generally provided by the Company to its personnel and (ii) five weeks of paid vacation each calendar year.

Mr. Meckler is also entitled to an annual bonus. For each calendar year beginning on or after January 1, 2018, during which Mr. Meckler’s term of employment continues through December 31 of each such year, Mr. Meckler will be entitled to receive an annual bonus of up to 50% of his base salary. The annual bonus will be paid, subject to the achievement by Mr. Meckler of certain goals to be set by our board of directors after consultation with Mr. Meckler and further subject to the terms of our compensation policy then in effect, as approved by our shareholders.

The agreement with Mr. Meckler will terminate upon the earliest to occur of (i) a termination by the Company without cause, subject to 30 days’ prior notice, (ii) immediate termination by the Company for cause (subject to a reasonable cure period, if curable), (iii) a termination by Mr. Meckler for good reason, subject to 30 days’ prior notice (which will also serve as a cure period) to be provided to the Company within 60 days of the occurrence of the event that constitutes good reason, (iv) a termination by Mr. Meckler without good reason, subject to 90 days’ prior notice, (v) Mr. Meckler’s death, or (vi) a termination by the Company or Mr. Meckler by reason of Mr. Meckler’s disability.

Upon termination by the Company without cause, Mr. Meckler will be entitled to a severance amount payable in six equal monthly installments, which will be equal to (i) 50% of Mr. Meckler’s annual base salary as in effect prior to the termination date, (ii) 1/12th of Mr. Meckler’s annual bonus for each completed month of such fiscal year provided the termination date is following June 30 of such fiscal year, and (iii) an amount equal to Mr. Meckler’s cost of continued health insurance coverage for six months. In addition, any options that have not previously vested will become vested and exercisable immediately prior to such termination.

If Mr. Meckler’s employment is terminated by the Company without cause or by Mr. Meckler for good reason during the one year period immediately following a change in control, then Mr. Meckler will be entitled to receive a lump-sum payment equal of up to two times the severance amount. In addition, subject to Mr. Meckler’s continued employment by us, in the event of (i) a change in control or (ii) the entry into a “Material Agreement” (as will be defined by our compensation committee and the board of directors) an aggregate of 605,000 options granted to Mr. Meckler that have not previously vested will become vested and exercisable immediately prior to such event.

Mr. Meckler’s employment agreement includes additional customary provisions, such as non-solicitation, non-competition, confidentiality, intellectual property assignment, participation in our medical and similar insurance plans and reimbursement of expenses.

Under the services agreement which was effective from May 1, 2017 through December 11, 2017, Mr. Meckler was paid $112,532 in fees and a cash bonus of $250,000.

Employment Agreement with Chief Business Officer, Walt Addison Linscott, Esq.

Mr. Linscott has served as our Chief Administration Officer from October 2017 until July 2018 and as Chief Business Officer since July 9, 2018. On October 23, 2017, Mr. Linscott and Intec US entered into an employment agreement. Mr. Linscott is currently entitled to receive a base salary at the annual rate of $340,000. In addition, Mr. Linscott is entitled to (i) paid holidays as generally provided by the Company to its personnel and (ii) four weeks of paid vacation each calendar year.

Mr. Linscott is also entitled to an annual bonus beginning on or after January 1, 2018, during which Mr. Linscott’s term of employment continues through December 31 of each such year, Mr. Linscott will be entitled to receive an annual bonus of up to 50% of his base salary. The annual bonus will be paid, subject to the achievement by Mr. Linscott of certain goals to be set by our board of directors after consultation with Mr. Linscott and further subject to the terms of our compensation policy then in effect, as approved by our shareholders.

The agreement with Mr. Linscott will terminate upon the earliest to occur of (i) a termination by the Company without cause, subject to 30 days’ prior notice, (ii) immediate termination by the Company for cause (subject to a reasonable cure period, if curable), (iii) a termination by Mr. Linscott for good reason, subject to 30 days’ prior notice (which will also serve as a cure period) to be provided to the Company within 60 days of the occurrence of the event that constitutes good reason, (iv) a termination by Mr. Linscott without good reason, subject to 90 days’ prior notice, (v) Mr. Linscott’s death, or (vi) a termination by the Company or Mr. Linscott by reason of Mr. Linscott’s disability.

Upon termination by the Company without cause or by Mr. Linscott for good reason, Mr. Linscott will be entitled to a severance of 25% of Mr. Linscott’s annual base salary and an amount equal to Mr. Linscott’s cost of continued health insurance coverage for three months.

If Mr. Linscott’s employment is terminated by the Company without cause or by Mr. Linscott for good reason during the one year period immediately following a change in control, then Mr. Linscott will be entitled to receive a lump-sum payment equal to the severance amount. In addition, subject to Mr. Linscott’s continued employment by us, in the event of (i) a change in control or (ii) the entry into a “Material Agreement” (as will be defined by our compensation committee and the board of directors) 490,000 options granted to Mr. Linscott that have not previously vested will become vested and exercisable immediately prior to such event.

Mr. Linscott’s employment agreement includes additional customary provisions, such as non-solicitation, non-competition, confidentiality, intellectual property assignment, participation in our medical and similar insurance plans and reimbursement of expenses.

On February 17, 2020, our board of directors, upon recommendation of the compensation committee, approved the grant to Mr. Linscott of 90,000 options to purchase ordinary shares pursuant to the 2015 Plan. The foregoing options have an exercise price of $0.4287 per share, a seven-year term and, subject to Mr. Linscott’s continued employment with us on the applicable vesting date, vest with respect to one-third of the ordinary shares on the first anniversary of the date of grant and with respect to the balance of the ordinary shares shall vest over two years in eight equal quarterly installments following the first anniversary of the date of grant.

Employment Agreement with Chief Medical Officer, Michael Gendreau, MD.

Dr. Michael Gendreau has served as our Chief Medical Officer since February 1, 2018 under an employment agreement dated February 1, 2018, entered into between Dr. Gendreau and Intec US. Dr. Gendreau is currently entitled to receive a base salary at the annual rate of $150,000 and he is employed on a part-time basis (40% position). In addition, Dr. Gendreau is entitled to (i) paid holidays as generally provided by the Company to its personnel and (ii) four weeks of paid vacation each calendar year.

Dr. Gendreau is also entitled to an annual bonus. For each calendar year beginning on or after January 1, 2018, during which Dr. Gendreau’s term of employment continues through December 31 of each such year, Dr. Gendreau will be entitled to receive an annual bonus of up to 40% of his base salary. The annual bonus will be paid, subject to the achievement by Dr. Gendreau of certain goals to be set by our board of directors and subject to the terms of our compensation policy then in effect, as approved by our shareholders.

The agreement with Dr. Gendreau will terminate upon the earliest to occur of (i) a termination by the Company without cause, subject to 30 days’ prior notice, (ii) immediate termination by the Company for cause (subject to a reasonable cure period, if curable), (iii) a termination by Dr. Gendreau for good reason, subject to 30 days’ prior notice (which will also serve as a cure period) to be provided to the Company within 60 days of the occurrence of the event that constitutes good reason, (iv) a termination by Dr. Gendreau without good reason, subject to 90 days’ prior notice, (v) Dr. Gendreau’s death, or (vi) a termination by the Company or Dr. Gendreau by reason of Dr. Gendreau’s disability.

Upon termination by the Company without cause or by Dr. Gendreau for good reason, Dr. Gendreau will be entitled to a severance of 25% of Dr. Gendreau’s annual base salary and an amount equal to Dr. Gendreau’s cost of continued health insurance coverage for twelve months.

If Dr. Gendreau’s employment is terminated by the Company without cause or by Dr. Gendreau for good reason during the one year period immediately following a change in control, then Dr. Gendreau will be entitled to receive a lump-sum payment equal to the severance amount. In addition, subject to Dr. Gendreau’s continued employment by us, in the event of (i) a change in control or (ii) the entry into a “Material Agreement” (as will be defined by our compensation committee and the board of directors) 340,000 options granted to Dr. Gendreau under his employment agreement that have not previously vested will become vested and exercisable immediately prior to such event.

Dr. Gendreau’s employment agreement includes additional customary provisions, such as non-solicitation, confidentiality, intellectual property assignment, participation in our medical and similar insurance plans and reimbursement of expenses.

On February 17, 2020, our board of directors, upon recommendation of the compensation committee, approved the grant to Dr. Gendreau of 90,000 options to purchase ordinary shares pursuant to the 2015 Plan. The foregoing options have an exercise price of $0.4287 per share, a seven-year term and, subject to Mr. Gendreau’s continued employment with us on the applicable vesting date, vest with respect to one-third of the ordinary shares on the first anniversary of the date of grant and with respect to the balance of the ordinary shares shall vest over two years in eight equal quarterly installments following the first anniversary of the date of grant.

Current Compensation Policy

As approved by our shareholders, and as required by the Companies Law, we have adopted a compensation policy regarding the terms of office and employment of its “office holders” (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits. Each of the named executive officers is an “office holder” within the meaning of the Companies Law. The compensation policy is reviewed from time to time by our compensation committee and our board of directors to ensure its appropriateness, and is required to be brought at least once every three years to our shareholders for reassessment and approval.

Our most recent compensation policy was last approved at our annual general meeting of shareholders that was held in May 2017 and certain amendments to the compensation policy were approved by our shareholders in December 2017, June 2018 and April 2019. As required by the Companies Law, we are seeking approval for a new compensation policy in the Annual Meeting as further set forth in Proposal 6 above.

The compensation policy must be based on certain considerations, must include certain provisions and needs to reference certain matters as set forth in the Companies Law. The compensation policy must be approved by the board of directors after considering the recommendations of the compensation committee. In addition, the compensation policy needs to be approved by our shareholders by a simple majority, provided that (i) such majority includes a majority of the votes cast by the shareholders who are not controlling shareholders and who do not have a personal interest in the matter, present and voting (abstentions are disregarded) or (ii) the votes cast by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who were present and voted against the compensation policy, constitute 2% or less of the voting power of the company. Such majority determined in accordance with clause (i) or (ii) is hereinafter referred to as the “Compensation Majority.”

To the extent a compensation policy is not approved by shareholders at a duly convened shareholders meeting or by the Compensation Majority, the board of directors of a company may override the resolution of the shareholders following a re-discussion of the matter by the board of directors and the compensation committee and for specified reasons, and after determining that despite the rejection by the shareholders, the adoption of the compensation policy is in the best interest of the company. A compensation policy that is for a period of more than three years must be approved in accordance with the above procedure once in every three years.

Notwithstanding the above, the amendment of existing terms of office and employment of office holders (other than directors or controlling shareholders and their relatives, who serve as office holders) requires the sole approval of the compensation committee, if such committee determines that the amendment is not material in relation to its existing terms.

The compensation policy must serve as the basis for decisions concerning the consolidated financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives for office holders. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

●	the knowledge, skills, expertise and accomplishments of the relevant office holder;

●	the office holder’s roles and responsibilities and prior compensation agreements with him or her;

●	the ratio between the cost of the terms of employment of an office holder and the cost of the compensation of the other employees of the company, including those employed through manpower companies, in particular the ratio between such cost and the average and median compensation of the other employees of the company, as well as the impact such disparities may have on the work relationships in the company;

●	the possibility of reducing variable compensation, if any, at the discretion of the board of directors; and the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and

●	as to severance compensation, if any, the period of service of the office holder, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

●	the link between variable compensation and long-term performance and measurable criteria;

●	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation;

●	the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s consolidated financial statements;

●	the minimum holding or vesting period for variable, equity-based compensation; and

●	maximum limits for severance compensation.

Potential Payments Upon Termination or Change in Control

See “Executive Compensation—Employment Agreements of Chairman and Named Executive Officers”.

Our compensation policy provides that we may provide certain benefits to our office holders (which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO) upon termination or change in control. Under the compensation policy, office holders may be awarded, subject to the approvals required in each case under the Companies Law (i) severance pay in full (other than in the case of termination for cause), (ii) advance notice of termination of up to six months during which the office holder would be eligible to receive bonuses with respect to this period and would also continue to accrue vesting of options awarded, (iii) a bonus upon termination in return for a commitment not to compete with us in an amount equal to two months’ salary for each three months’ non-compete, up to a maximum of twelve months’ salaries, and (iv) a retirement bonus of up to six months’ salary for office holders that served for over five years or the CEO and two months’ salary for an office holder that served for less than five years but more than three years. In addition, to the foregoing, in the case of a change in control, an office holder may be entitled to the following (i) accelerated vesting of outstanding options, (ii) an extension in the exercise period of options for up to six months from termination, (iii) up to 12 months’ base salary and benefits from date of termination, and (iv) a cash bonus of up to three monthly salaries.

DIRECTOR COMPENSATION

The following table provides certain information concerning the compensation for services rendered in all capacities by each non-employee director serving on our board during the year ended December 31, 2019, other than Mr. Meckler, our Chief Executive Officer, who did not receive additional compensation for his services as director and whose compensation is set forth in the Summary Compensation Table found in the section entiteld “Executive Compensation”.

Name	Fees earned ($)	Stock awards ($)	Option awards ($) (1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dr. John W. Kozarich	80,000	-	22,610	-	-	-	102,610
Gil Bianco (2)	48,067	-	4,014	-	-	-	52,082
Hila Karah	58,302	-	32,219	-	-	-	90,521
Issac Silberman (2)	43,122	-	4,014	-	-	-	47,136
Anthony J. Maddaluna	55,750	-	21,791	-	-	-	77,541
Roger J. Pomerantz	54,182	-	26,326	-	-	-	80,508
William B. Hayes	58,750	-	30,476	-	-	-	89,226

(1)	Represents the share-based compensation expenses recorded in our consolidated financial statements for the year ended December 31, 2019, based on the option’s fair value, calculated in accordance with accounting guidance for equity-based compensation. For a discussion of the assumptions used in reaching this valuation see note 7 to our consolidated audited financial statements included in Item 8. Financial Statements and Supplemental Data.

(2)	Messrs. Bianco and Silberman departed from our board of directors effective December 2, 2019.

Our independent, non-employee directors’ receive a yearly retainer of US$45,000 with an additional payment of up to $7,500 (or $15,000 for the chairperson) per membership at the audit committee, $6,000 (or $10,000 for the chairperson) per membership at the compensation committee and $5,000 (or $7,500 for the chairperson) per membership at the nominating and governance committee. It is being clarified that the payment for the chairpersons is in lieu of (and not in addition) to the payments referenced above for committee membership. Upon first becoming a member of the board (whether appointed by the board or elected by the shareholders) and on each anniversary thereafter (each is referred to below as the “date of grant”), a director is awarded a grant of options to purchase 20,000 ordinary shares of the Company, provided the director is still in office at the time of the grant and vesting of the option. The options have the following terms: (i) the options vest over a period of three (3) years, 1/3 of which vest on the first anniversary date of the grant, and the additional 2/3 vest in eight (8) quarterly installments, (ii) the term of the options is seven (7) years after the grant date, unless they have been exercised or cancelled in accordance with the Plan, and (iii) the exercise price of each option is equal to the average price of our ordinary shares on Nasdaq in the last 30 days prior to the date of grant, but, with respect to U.S. taxpayers, not less than the fair market value under Section 409A of the Code. As further set forth in Proposal 7 above, we are seeking shareholder approval to make certain amendments to our director compensation scheme.

EQUITY COMPENSATION PLANS

We maintain the 2005 Share Option Plan, or the 2005 Plan, which was adopted by our board of directors on September 19, 2005, that provides for granting options to our directors, officers, employees, consultants, advisers and service providers. As of December 31, 2019, the 2005 Plan has expired, however as of June 5, 2020 53,151 options that were previously granted under the 2005 Plan are still outstanding and remain subject to its terms and conditions. Such options will remain outstanding until the earlier of their exercise or expiration in accordance with the terms of the 2005 Plan and the applicable grant agreement. All of these options were vested as of December 31, 2019, with a weighted average exercise price of NIS 36.2 per share and will expire in November 2020.

The 2005 Plan permitted options to be awarded to Participants (as such term is defined in the 2005 Plan) pursuant to Section 102 of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance, and Section 3(i) of the Ordinance, based on entitlement and compliance with the terms for receiving options under these sections of the Ordinance. Section 102 of the Ordinance provides to employees, directors and officers who are not controlling shareholders (i.e., such persons are not deemed to hold 10% of the company’s share capital, or to be entitled to 10% of the company’s profits or to appoint a director to the company’s board of directors) and are Israeli residents, favorable tax treatment for compensation in the form of shares or options issued or granted, as applicable, to a trustee under the “capital gains track” for the benefit of the applicable employee, director or officer and are (or were) to be held by the trustee for at least two years after the date of grant or issuance. Options granted under Section 102 of the Ordinance will be deposited with a trustee appointed by the company in accordance with Section 102 of the Ordinance and the relevant income tax regulations and guidelines, and will be granted in the employee income track or the capital gains track. The 2005 Plan is managed by our board of directors or any other committee or person that our board of directors authorizes for this purpose. According to our board of directors’ resolution of September 19, 2005, the options granted under Section 102 of the Ordinance were granted under the capital gains track. The 2005 Plan also permitted us to grant options to U.S. residents, which may qualify as “incentive stock options” within the meaning of Section 422 of the Code and to residents of other jurisdictions.

Options granted under the 2005 Plan are subject to applicable vesting schedules and generally for all awards granted after May 27, 2010, expire six years from the grant date (however, generally, awards granted prior to such date, expire ten years from the grant date).

Upon the termination of a Participant’s engagement with us for any reason other than death, retirement, disability or due cause, all unvested options allocated will automatically expire 90 days after the termination, unless expired earlier due to their term. If the Participant’s engagement was terminated for cause (as defined in the 2005 Plan), the Participant’s right to exercise any unexercised options, awarded and allocated in favor of such Participant, whether vested or not, will immediately cease and expire as of the date of such termination. If the Participant dies, retires or is disabled, any vested but unexercised options will automatically expire 12 months from the termination of the engagement, unless expired earlier due to their term.

In the event of (i) the sale of all or substantially all of our assets; (ii) a sale (including an exchange) of all or substantially all of our share capital; or (iii) a merger, consolidation or like transaction of ours with or into another corporation, then, subject to obtaining the applicable approvals of the Israeli tax authorities, the board of directors in its sole discretion shall resolve: (a) if and how any unvested options shall be canceled, replaced or accelerated; (b) if and how any vested options (including options with respect to which the vesting period has been accelerated according to the foregoing) shall be exercised, replaced and/or sold by a trustee or us (as the case may be) on the behalf of the respective Israeli Participants; and (c) how any underlying shares issued upon exercise of the options and held by a trustee on behalf any Israeli Participants shall be replaced and/or sold by such trustee on behalf of the Israeli Participants.

On January 6, 2016, our board of directors adopted the 2015 Plan. Originally, the maximum number of ordinary shares reserved for issuance under the 2015 Plan was 700,000, subject to future adjustments. On July 25, 2016, the board of directors increased the aggregate number of shares issuable under the 2015 Plan by 700,000 shares, another increase by 2,100,000 was approved by the general meeting of our shareholders on December 11, 2017, another increase by 1,000,000 was approved by the general meeting of our shareholders on June 28, 2018, and another increase by 1,000,000 was approved by the general meeting of our shareholders on December 2, 2019. In connection with the aforementioned increase of 2016, we did not obtain shareholder approval as required under Nasdaq listing rules and instead followed home practice rules that do not require such approval. Similar to the 2005 Plan, the 2015 Plan permits options to be awarded to Participants (as such term is defined in the 2015 Plan) pursuant to Section 102 of the Ordinance and Section 3(i) of the Ordinance, based on entitlement and compliance with the terms for receiving options under these sections of the Ordinance. The 2015 Plan also permits us to grant options to U.S. residents, which may qualify as “incentive stock options” within the meaning of Section 422 of the Code, and to residents of other jurisdictions.

Options under the 2015 Plan are subject to applicable vesting schedules and will generally expire up to ten years from the grant date.

Upon the termination of a Participant’s engagement with us for any reason other than death, retirement, disability or due cause, any vested but unexercised options will automatically expire 90 days after termination, unless earlier expired due to their term, and all unvested options will expire upon the date of termination. If the Participant’s engagement was terminated for cause (as defined in the 2015 Plan), the Participant’s right to exercise any unexercised options, awarded and allocated in favor of such Participant, whether vested or not, will immediately cease and expire as of the date of such termination. If the Participant dies, retires or is disabled, any vested but unexercised options will automatically expire 12 months from the termination of the engagement, unless expired earlier due to their term and all unvested options will expire upon the date of termination.

As of December 31, 2019, outstanding awards under the 2015 Plan totaled 3,922,895 ordinary shares and an additional 1,459,238 awards were available for grant. Of the 3,922,895 outstanding options, options to purchase 1,767,416 ordinary shares were vested as of December 31, 2019, with a weighted average exercise price of $4.39 per share and will expire between 2024 and 2027.

The following table provides certain aggregate information with respect to our ordinary shares that may be issued under our equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders-2015 Plan	3,922,895	$4.13	1,459,238
Equity compensation plans not approved by security holders-2005 Plan	82,675	NIS 40.6	-
Total	4,005,570		1,459,238

(1)	The weighted average remaining term for the expiration of stock options under the 2005 Plan is 0.61 years. The weighted average remaining term for the expiration of stock options under the 2015 Plan is 6.05 years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During years ended December 31, 2019 and 2018, except as set forth below, we did not participate in any transaction, and we are not currently participating in any proposed transaction, or series of transactions, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

Agreements with Officers, Directors and Others

Compensation arrangements for our executive officers and directors are described in the section entitled “Executive Compensation.”

Giora Carni served as our Director of Technology from October 2014 as well as member of our board of directors from March 2016 to December 2017. In May 2017, following the resignation of Zeev Weiss, Mr. Carni became our interim Chief Executive Officer until July 2017 when Mr. Meckler, our current Chief Executive Officer, was appointed. As of our general meeting of shareholders held on December 11, 2017, Mr. Carni’s services as a director of the Company ended, and he served as a consultant (on a 50% basis) until June 11, 2019. Prior to his resignation Mr. Carni was entitled to a monthly gross salary of NIS 35,000 (70% scope of employment), and to social benefits, such as annual paid vacation days, severance pay, recuperation pay, manager’s insurance, sick leave and studies fund. In addition, we provided Mr. Carni with a leased company car and a mobile phone. In December 2017, following the lapse of this tenure as a member our board of directors, we entered into a new employment agreement with Mr. Carni. Mr. Carni’s agreement (50% scope of employment) was for a term starting on December 12, 2017 and ending June 11, 2019 for a monthly fee of NIS 35,000.

Additionally, we have entered into employment agreements with our former directors, Messrs. Zeev Weiss, and Zvi Joseph for their continued service to the Company (on a reduced scope of work and for a limited term). Mr. Weiss’ agreement (40% scope of employment) is for a term starting on October 1, 2017 and ending June 30, 2019 for a monthly fee of NIS 25,000, and Mr. Joseph’s agreement (50% scope of employment) is for a term starting on December 12, 2017 and ending June 11, 2019 for a monthly fee of NIS 25,000.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

Our articles of association permit us to exculpate, indemnify and insure our directors and officeholders to the fullest extent permitted by the Companies Law. We have obtained directors’ and officers’ insurance for each of our officers and directors and have entered into indemnification agreements with all of our current officers and directors.

We have entered into indemnification and exculpation agreements with each of our current office holders and directors exculpating them to the fullest extent permitted by the law and our articles of association and undertaking to indemnify them to the fullest extent permitted by the law and our articles of association, including with respect to liabilities resulting from this Annual Report, to the extent such liabilities are not covered by insurance.

We also maintain an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Related Party Transactions

See “Corporate Governance — Approval of Related Party Transactions Under Israeli Law” for a discussion of our policies and procedures related to related party transactions and conflicts of interest.

Director Independence

Our board of directors has determined that all of our directors except for Mr. Meckler are independent under the Nasdaq listing rules.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2019 is being delivered with this proxy statement. Any person who was a beneficial owner of our ordinary shares on the record date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting an Annual Report as a stockholder of Intec Pharma Ltd. at such date. Requests should be directed in writing to Intec Pharma Ltd., 12 Hartom St., Har Hotzvim Jerusalem 9777512, Israel, Attention: Chief Financial Officer. Our Annual Report, as well as other company reports, are also available on the SEC’s website (www.sec.gov).

OTHER INFORMATION

Other Matters

Our board of directors knows of no other matters to be presented for shareholder action at the upcoming Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter or matters are properly brought before the Annual Meeting, the persons named as proxy holders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

No Dissenters’ Rights

The corporate action described in this proxy statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Where to Find More Information

Our reports on Forms 10-K, 10-Q, 8-K and formerly on Forms 20-F and 6-K and all amendments to those reports are available without charge through our website, www.intecpharma.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.  Our Code of Business Conduct and Code of Ethics, and our Committee Charters are also available at our website address mentioned above. The content of our website, however, is not part of this proxy statement. You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at +972-2-586-4657.

Our SEC filings and submissions are also available to the public from commercial document retrieval services and at the Internet at http://www.sec.gov.

Proxy Solicitation

We will bear the entire cost of this proxy solicitation. In addition to soliciting proxies, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon request.

Shareholder Proposals for Future Meetings

From time to time shareholders may present proposals, including to nominate a candidate to serve on our board that may be proper subjects to add to the agenda for consideration at a general meeting of shareholders. Under Section 66(b) of the Companies Law and the regulations thereto, shareholders who meet the conditions set out in that section, specifically – holding, in the aggregate, at least 1% of the voting power in the Company – may submit a request to include an item to the agenda within 7 days following our notice of convening a shareholders’ general meeting at which directors are to be elected and certain other proposals are to be considered (or within 3 days of our notice in other instances), provided the requested item is appropriate for presentation at a general meeting and for consideration by the shareholders.

In addition, shareholder proposals may be submitted for inclusion in a proxy statement under Rule 14a-8 under the Exchange Act. Under Rule 14a-8 of the Exchange Act, the deadline for submission of shareholder proposals for inclusion in our proxy materials for the 2021 annual general meeting of shareholders is February 10, 2021; however, if the date of the 2021 annual meeting is changed by more than 30 days from the date of the last annual general meeting, the proposal must be received no later than a reasonable time before we begin to print and send our annual proxy materials. In addition, Rule 14a-8 proposals must otherwise comply with the requirements of the rule.

Proposals should be addressed to: Intec Pharma Ltd., Attention: Nir Sassi, Chief Financial Officer, 12 Hartom St., Har Hotzvim Jerusalem 9777512, Israel.

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single set of proxy materials to any household at which two or more shareholders reside if we reasonably believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instruction.

We are not householding this year for those shareholders who own their shares directly in their own name. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for our annual reports and proxy statements, please contact us at 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel, or by calling us at +972-2-586-4657.

This year, some brokers and nominees who hold our shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household receives a single set of proxy materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of our disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Appendix A

INTEC PHARMA LTD.

2015 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this 2015 Equity Incentive Plan is to secure for Intec Pharma Ltd. and its shareholders the benefits arising from the provision of share based Awards to employees, officers, directors and Consultants of the Company and its Affiliates (as defined below), who are expected to contribute to the Company’s future growth and success. The Plan is intended to enable the Company to issue Awards under various tax regimes.

2.	Definitions

2.1	Defined Terms

Initially capitalized terms, as used in this Plan, shall have the meaning ascribed thereto as set forth below:

“Administrator”	means the Board of Directors, or a committee or any other person or persons, to which the Board of Directors shall have delegated power to act on its behalf with respect to the Plan, provided, however, that the composition of such committee shall at all times be in compliance with any mandatory requirements under any applicable Law

“Affiliate(s)”	means a present or future company that either (i) Controls Intec Pharma Ltd. or is Controlled by Intec Pharma Ltd., or (ii) is Controlled by the same person or entity that Controls Intec Pharma Ltd.

“Allocate” or “Allocated”	with respect to Awards, means the allocation of Awards by the Company to a Participant.

“Award(s)”	means any Option granted to a Participant under the Plan.

“Board of Directors”	means the Board of Directors of the Company.

“Cause”	means, when used in connection with the termination of a Participant’s employment with, or service to the Company or an Affiliate, as a result of a basis for termination, including, but not limited to: dishonesty toward the Company or Affiliate, insubordination, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or Affiliate; or, any substantial breach by the Participant of (i) his or her employment or service agreement or (ii) any other obligations toward Company or Affiliate.

“Code”	means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

“Commencement	Date” means the date of commencement of the vesting schedule with respect to a Grant of Awards which, unless otherwise determined by the Administrator, shall be the date on which such Grant of Awards shall be Allocated.

“Company”	means Intec Pharma Ltd., a company incorporated under the laws of the State of Israel.

“Consultant”	means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

“Control” or “Controlled”	shall have the meaning ascribed thereto in Section 102.

“Disability”	means physical or mental impairment or sickness of a Participant, making it impossible for the Participant to continue such Participant’s employment with or service to the Company or Affiliate.

“Effective Date”	means the date in which the Plan shall take effect upon its adoption by the Board of Directors.

“Exercise Price”	means, the price determined by the Administrator in accordance with Section 6.4 below which is to be paid to the Company in order to exercise a Granted Option and convert such Option into an Underlying Share.

“Grant Letter”	means a letter from the Company or Affiliate to a Participant in which the Participant is notified of the decision to Grant to the Participant Awards according to the terms of the Plan. The Grant Letter shall specify (i) the Tax Track under which the Award is Granted, including the Section 102 Tax Track that the Company chose (if applicable); (ii) the Exercise Price in the case of Options; (iii) the number of Awards Granted to the Participant; and (iv) the vesting schedule.

“Grant of Awards”	with respect to Awards, means the grant of Awards by the Company to a Participant pursuant to a Letter of Grant

“Holding Period”	means with regard to Section 102 Awards Granted under Section 102, the period in which the Allocated Awards granted to a Participant or, upon exercise of Options, the Underlying Shares, are to be held by the Trustee on behalf of the Participant, in accordance with Section 102, and pursuant to the Section 102 Tax Track which the Company selects.

“Incentive Stock Options” or “ISO”	means Options Granted to Non-Israeli Participants, in accordance with the provisions of section 422 of the Code.

“Israeli Participant”	means an Israeli resident who is an employee, officer or director of the Company or any Affiliate (provided that such person does not Control the Company as such term is defined in the Tax Ordinance), on behalf of whom an Award is Granted pursuant to Section 102.

“ITA”	Israeli Tax Authority.

“Law”	means the laws of the State of Israel as are in effect from time to time and any US law applicable to Options Granted to Non-Israeli Participants.

“Merger Transaction”	(i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the shares of the capital stock of the Company; or (iii) a merger, consolidation or like transaction of the Company into another corporation in which the holders of the Company’s outstanding share capital immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain either (x) stock representing a majority of the voting power of the surviving entity, or (y) stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity.

“Notice of Exercise”	shall have the meaning set forth in Section 6.7 below.

“Option”	means an option to purchase one Share of the Company.

“Non-Israeli Participant”	means a non-Israeli resident, on behalf of whom an Award is Granted.

“Non-Qualified Israeli Participant”	means an Israeli resident is not qualified to receive Options under the provisions of Section 102, on behalf of whom an Option is Granted pursuant to Section 3(i).

“Non-Qualified Stock Option”	means any Option granted to a person who is deemed to be a resident of the U.S. for purposes of taxation, which Option is not designated as, or does not meet the conditions for, an Incentive Stock Option.

“Parent”	means any company (other than the Company), which now exists or is hereafter organized, (i) in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) if applicable, as defined in Section 424(e) of the Code.

“Participant”	means an Israeli Participant, or a Non-Qualified Israeli Participant, or a Non-Israeli Participant.

“Plan”	means this 2015 Equity Incentive Plan, as may be amended from time to time.

“Retirement”	means the termination of a Participant’s employment as a result of his or her reaching the earlier of (i) the age of retirement as defined by Law; or (ii) the age of retirement specified in the Participant’s employment agreement.

“Section 102”	means Section 102 of the Tax Ordinance as amended from time to time.

“Section 102 Award”	means an Award granted under the provisions of Section 102 to an Israeli Participant.

“Section 102 Tax Track(s)”	means one of the three Tax Tracks included under Section 102: (1) the “Capital Gains Track Through a Trustee”; (2) “Income Tax Track Through a Trustee”; or (3) the “Income Tax Track Without a Trustee”.

“Section 102 Rules” or “Rules”	means the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003 as amended from time to time.

“Section 3(i)” or “Section 3(i) Rules”	means section 3(i) of the Israeli Tax Ordinance and the applicable rules thereto or under applicable regulations.

“Section 3(i) Options Award”	means an Option granted under the provisions of Section 3(i) to Non-Qualified Israeli Participant.

“Share(s)”	means an ordinary share of the Company, having no par value .

“Subsidiary”	means a subsidiary of the Company as defined in the Code.

“Tax Ordinance”	means the Israeli Income Tax Ordinance [New Version], 1961, as amended, and any regulations, rules, orders or procedures promulgated thereunder.

“Tax Track”	means one of the five tax tracks described in sections 7.1-7.5 to this Plan, including one of the three Section 102 Tax Tracks.

“Tax Provision”	means, with respect to the Grant of Awards, the provisions of one of the Tax Tracks.

“Ten-Percent- Shareholder”	mean a Participant who, at the time an Incentive Stock Option is granted, owns (directly, or by reason of the attribution rules of Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary.

“Term of the Awards”	means, with respect to Granted but unexercised Awards, the time period set forth in Section 11 below.

“Trustee”	means a Trustee appointed by the Company to hold in trust, Allocated Awards and the Underlying Shares issued upon exercise of such Awards, on behalf of Participants.

“Underlying Shares”	means ordinary shares of the Company, having no par value issued or to be issued under Granted Awards all in accordance with the Plan.

2.2	General

Without derogating from the meanings ascribed to the capitalized terms above, all singular references in this Plan shall include the plural and vice versa, and reference to one gender shall include the other, unless otherwise required by the context.

3.	Shares Available for Awards

The total number of Underlying Shares reserved for issuance under the Plan and any modification thereof, shall be determined from time to time by the Board of Directors of the Company and initially shall be 700,000 Shares. Such number of Shares shall be subject to adjustment as required for the implementation of the provisions of the Plan, in accordance with Section 4 below.

In the event that Awards allocated under the Plan expire or otherwise terminate in accordance with the provisions of the Plan, such expired or terminated Awards shall become available for future Grants and Allocations under the Plan, unless the Board of Directors decides otherwise.

4.	Adjustments

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.  Upon the occurrence of any such adjustment, references in this Plan to Shares and Underlying Shares shall be construed to mean the Shares of the Company subject to the Plan as so determined by the Administrator, following such adjustment.

If the Change in Capitalization is the distribution of a cash dividend, the Company shall transfer to the Trustee the amount of dividend resulting from the Underlying Shares held by the Trustee for the benefit of Participants in accordance with the provisions of this Plan. The Trustee shall deduct all applicable taxes from the dividend amount and transfer the remaining dividend amount to such Participants.

5.	Administration of the Plan

5.1	Power

Subject to the Law, the Articles of Association of the Company, and any resolution to the contrary by the Board of Directors, the Administrator is authorized, in its sole and absolute discretion, to exercise all powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan; including, without limitation,

(A)	to determine:

(i)	the Participants in the Plan, and the number of Awards to be Granted for each Participant’s benefit (subject to further approvals if such approvals are required by Law);

(ii)	the time or times at which Awards shall be Granted;

(iii)	the Exercise Price;

(iv)	whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

(v)	any terms and conditions in addition to those specified in the Plan under which an Award may be Granted;

(vi)	any measures, and to take actions, as deemed necessary or advisable for the administration and implementation of the Plan;

(vii)	the Fair Market Value of the Shares;

(viii)	the Tax Track; and

(ix)	the vesting schedule, the acceleration thereof and conditions on which Awards may be exercised.

(B)	to interpret the provisions of the Plan and to take all actions resulting therefrom including without limitation:

(i)	subject to Section 6 below, to accelerate the date on which any Allocated Award under the Plan becomes exercisable;

(ii)	to waive or amend Plan provisions relating to exercise of Options, including exercise of Options, after termination of employment, for any reason;

(iii)	to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside Israel to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of the Plan but without amending the Plan.

(iv)	to grant to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having an Exercise Price lower than that provided in the Award so surrendered and canceled and containing such other terms and conditions as the Administrator may prescribe in accordance with the provisions of the Plan; and

(v)	subject to Section 22, amend any of the terms of the Plan, or any prior determinations of the Administrator.

5.2	Limitations

Notwithstanding the provisions of Section 5.1 above, no interpretations, determinations or actions of the Administrator shall contradict the provisions of applicable Law.

6.	Terms And Conditions Of Options

6.1	Conditions for grant of Options

Options may be Granted at any time after:

(A)	the grant has been approved by the necessary corporate bodies of the Company; and

(B)	all other approvals, consents or requirements necessary by Law have been received or met.

6.2	Conditions for Allocation of Options

Options may be Allocated at any time after:

(A)	the Plan has been approved by the necessary corporate bodies of the Company; and

(B)	30 days after a request for approval of the Plan has been submitted for approval to the Israeli Income Tax Authorities pursuant to the requirements of the Tax Ordinance; and

(C)	all other approvals, consents or requirements necessary by Law have been received or met.

6.3	Date of grant or Allocation

(A)	The date on which Options shall be deemed Granted under the Plan shall be the date on which the Company shall notify the Participant in a Grant Letter that such Options have been Granted to the Participant (“Date of Grant”).

(B)	The date on which Options shall be deemed Allocated under the Plan shall be the date on which the Company shall notify the Trustee that such Options have been Allocated in the name of the Trustee on behalf of a Participant (“Date of Allocation”).

(C)	Each Grant Letter shall specifically state the type of Option granted thereunder and the applicable Tax Track.

6.4	Exercise Price

The Exercise Price per Underlying Share deliverable upon the exercise of an Option shall be determined by the Administrator. The Exercise Price shall be set forth in the Grant Letter.

The Exercise Price of an Incentive Stock Options Granted to a Non-Israeli Participant shall not be less than 100% of the Fair Market Value of the Share as defined below or such other price as may be required pursuant to applicable Law or applicable stock exchange rules. If an Incentive Stock Option is Granted to a Non-Israeli Participant who is a Ten-Percent Shareholder, then the Exercise Price shall be no less than 110% of the Fair Market Value of the Share at the Date of Grant. Notwithstanding the foregoing, Incentive Stock Options may be Granted with an Exercise Price other than as required above, pursuant to a Merger Transaction.

The Exercise Price of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of the Shares on the Date of Grant unless the Administrator specifically indicates that the Option will have a lower Exercise Price and the Option complies with Section 409A of the Code, provided, however, that the Exercise Price shall not be reduced below the par value of the Underlying Share, if any, or any other minimum exercise price required under applicable Law or stock exchange rules.

In the case of any other Option, the Exercise Price per Underlying Share shall be equal to the Fair Market Value of the Shares on the Date of Grant, or such other price as shall be determined by the Administrator, provided, however, that in no event shall the Exercise Price of an Option be less than the par value of the shares for which such Option is exercisable, if any, or any other minimum exercise price required under applicable Law or stock exchange rules.

This Section 6.4 shall not apply to an Option granted pursuant to assumption of, or substitution for, another option in a manner that complies with Code Section 424(a), whether or not the Option is an Incentive Stock Option.

“Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(A)	if the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel-Aviv Stock Exchange Ltd., and the NASDAQ Stock Market, the Fair Market Value shall be the average closing sales price for such shares (or the closing bid, if no sales were reported), as quoted on such exchange or system over the thirty (30) day calendar period preceding the subject date (utilizing all trading days during such 30 calendar day period), as reported in the Wall Street Journal, or according to any other source the Administrator deems reliable;

(B)	if the Shares are then quoted in an over-the-counter market, the Fair Market Value shall be the average of closing bid and asked prices for the Shares in that over-the-counter market during the thirty (30) day calendar period preceding the subject date; or

(C)	in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator; provided, however, that with respect to Nonqualified Stock Options, the Fair Market Value of the Shares shall be determined in a manner that satisfies the applicable requirements of Section 409A of the Code, and with respect to Incentive Stock Options, the Fair Market Value shall be determined in a manner that satisfies the applicable requirements of Section 422 of the Code, subject to Code Section 422(c)(7). The Administrator shall maintain a written record of its method of determining such value.

If the Shares are listed or quoted on more than one established stock exchange or over-the-counter market, the Administrator shall determine the principal exchange or market and utilize the price of the Shares on that exchange or market (determined as per the method described in clauses (A) or (B) above, as applicable) for the purpose of determining Fair Market Value. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant of Section 102 Awards the Shares are listed on any established stock exchange or a national market system or if the Shares will be registered for trading within ninety (90) days following the date of grant, the Fair Market Value at the date of grant for purposes of 102 Awards, shall be determined in accordance with the average value of the Shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

Notwithstanding the above, the Exercise Price of any Option shall be reduced in the amount of any cash dividend per share distributed by the Company, provided, however, that the Exercise Price shall not be reduced below the par value of the Underlying Share, if any, or any other minimum exercise price required under applicable Law or stock exchange rules.

6.5	Vesting Schedule

Unless otherwise determined by the Administrator, all Options Granted on a certain date shall, subject to continued employment with or service to the Company or Affiliate by the Participant, become vested and exercisable in accordance with the vesting schedule specified in the Grant Letter.

6.6	Minimum Exercise

An Option may not be exercised for fractional Shares.

The exercise of a portion of the Options Granted shall not cause the expiration, termination or cancellation of the remaining unexercised Options held by the Trustee on behalf of the Participant.

6.7	Manner of Exercise

An Option may be exercised by and upon the fulfillment of the following:

(A)	Notice of Exercise

The signing by the Participant, and delivery to both the Company (at its principal office) and the Trustee (if the Options are held by a Trustee), of an exercise notice form as prescribed by the Administrator, including but not limited to: (i) the identity of the Participant, (ii) the number of Options to be exercised, and (iii) the Exercise Price to be paid (the “Notice of Exercise”).

(B)	Exercise Price

The payment by the Participant to the Company, in such manner as shall be determined by the Administrator (which may include procedures for cashless exercise), of the Exercise Price with respect to all the Options exercised, as set forth in the Notice of Exercise.

(C)	Allocation of Shares

Upon the delivery of a duly signed Notice of Exercise and the payment to the Company of the Exercise Price with respect to all the Options specified therein, the Company shall issue the Underlying Shares to the Trustee (according to the applicable Holding Period) or to the Participant, as the case may be.

(D)	Expenses

All costs and expenses including broker fees and bank commissions, derived from the exercise of Options or Underlying Shares, shall be borne solely on the Participant.

6.8	Waiver of Option Rights

At any time prior to the expiration of any Granted (but unexercised) Option, a Participant may waive his rights to such Option by a written notice to the Company’s principal office. Such notice shall specify the number of Options Granted, which the Participant waives, and shall be signed by the Participant.

Upon receipt by the Company of a notice of waiver of such rights, such Options shall expire and shall become available for future Grants and Allocations under the Plan.

6.9	Termination of Employment

6.9.1  Termination of Employment

If a Participant ceases to be an employee, director, officer or Consultant of the Company or Affiliate for any reason (“Termination of Employment”) other than death, Retirement, Disability or Cause, then any vested but unexercised Options on the date of Termination of Employment (as shall be determined by the Company or Affiliate, in its sole discretion), Allocated on the Participant’s behalf (“Exercisable Options”) may be exercised, if not previously expired, not later than the earlier of (i) 90 days after the date of Termination of Employment; or (ii) the Term of the Options.

All other Granted Options for the benefit of Participant shall expire upon the date of Termination of Employment.

6.9.2  Termination for Cause

In the event of Termination of Employment of a Participant for Cause, the Participant’s right to exercise any unexercised Options, Granted to such Participant, whether vested or not on the date of Termination of Employment, shall cease as of such date of Termination of Employment, and the Options shall thereupon expire.

If subsequent to the Participant’s Termination of Employment, but prior to the exercise of Options Granted to such Participant, the Administrator determines that either prior or subsequent to the Participant’s Termination of Employment, the Participant engaged in conduct which would constitute Cause, then the Participant’s right to exercise the Options Granted to such Participant shall immediately cease upon such determination and the Options shall thereupon expire.

The determination by the Administrator as to the occurrence of Cause shall be final and conclusive for all purposes of this Plan.

6.9.3  Termination by Reason of Death, Retirement, or Disability

In the event of Termination of Employment of a Participant by reason of death, Retirement, or Disability, any vested but unexercised Options shall be exercisable in the case of death, by his or her estate, personal representative or beneficiary, or in the case of Retirement or Disability, by the Participant or his or her personal representative (as the case may be), until the earlier of (i) 12 months after the date of Termination of Employment; or (ii) the Term of the Options.

All other Granted Options for the benefit of Participant shall expire upon the date of Termination of Employment.

6.9.4  Exceptions

In special circumstances, pertaining to the Termination of Employment of a certain Participant, the Administrator may in its discretion decide to extend any of the periods stated above in Sections 6.10.1-6.10.3

6.9.5  Transfer of Employment or Service

Subject to the receipt of appropriate approvals from the Israeli Tax Authorities, if applicable, a Participant’s right to Options or the exercise thereof that were Granted to him or her under this Plan, shall not be terminated or expire solely as a result of the fact that the Participant’s employment or service as an employee, officer, director or Consultant changes from the Company to an Affiliate or vice versa.

7.	Awards and Tax Provisions

All Awards under this Plan shall be Granted in accordance with one of the Tax Provisions specified in sections 7.1-7.5.

7.1	Section 102 Trustee Tax Tracks

If the Company elects to Grant Awards to Israeli Participants through (i) the Capital Gains Track Through a Trustee, or (ii) the Income Tax Track Through a Trustee, then, in accordance with the requirements of Section 102, the Company shall appoint a Trustee who will hold in trust on behalf of each Israeli Participant the Allocated Awards and the Underlying Shares issued upon exercise of Options in trust on behalf of each Israeli Participant.

The Holding Period for the Awards will be as follows:

(A)	The Capital Gains Tax Track Through a Trustee – if the Company elects to Allocate the Awards according to the provisions of this track, then the Holding Period will be: 24 months from the date of Allocation; or such period as may be legislated by any amendment of Section 102.

(B)	Income Tax Track Through a Trustee – if the Company elects to Allocate Awards according to the provisions of this track, then the Holding Period will be 12 months from the date of Allocation; or such period as may be legislated by any amendment of Section 102.

Subject to Section 102 and the Rules, Israeli Participants shall not be able to receive from the Trustee, nor shall they be able to sell or dispose of Underlying Shares before the end of the applicable Holding Period. If a Participant sells or removes the Underlying Shares form the Trustee before the end of the applicable Holding Period (“Breach”), the Participant shall pay all applicable taxes imposed on such Breach by Section 7 of the Rules.

In the event of a distribution of rights, including an issuance of bonus shares, in connection with Awards originally Allocated (the “Additional Rights”), all such Additional Rights shall be Allocated and/or issued to the Trustee for the benefit of Israeli Participants, and shall be held by the Trustee for the remainder of the Holding Period applicable to the Awards originally Allocated. Such Additional Rights shall be treated in accordance with the provisions of the applicable Tax Track.

The terms and conditions applicable to the trust relating to the Tax Track selected by the Company, as appropriate, shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).

The Holding Period of Section 102, if any, is in addition to the vesting period as specified in this Plan. The Holding Period and vesting period may run concurrently, but neither is a substitute for the other, and each are independent terms and conditions for Awards Granted.

7.2	Tax Track Without a Trustee

If the Company elects to Allocate Awards to Israeli Participants according to the provisions of this track, then the Awards will not be subject to a Holding Period.

7.3	Section 3(i) Options Award

Options granted pursuant to this Section 7.3 are intended to constitute Section 3(i) Options Award and shall be granted to Non-Qualified Israeli Participants subject to the general terms and conditions specified in the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations.

To the extent required by the Tax Ordinance or the ITA or otherwise deemed by the Administrator prudent or advisable, the Section 3(i) Options Award granted pursuant to the Plan shall be issued to a Trustee nominated by the Administrator in accordance with the provisions of the Tax Ordinance. In such event, the Trustee shall hold such Options in trust, until exercised by the Participant, pursuant to the Company’s instructions from time to time as set forth in the Trust Agreement, which will be entered into between the Company and the Trustee. If determined by the Board or the Administrator, and subject to such trust agreement the Trustee shall be responsible for withholding any taxes to which a Participant may become liable upon the exercise of such Options.

7.4	Incentive Stock Options

Awards granted pursuant to this Section 7.4 are intended to constitute Incentive Stock Options and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations.

Incentive Stock Options may be granted only to Employees of the Company, or to Employees of a Parent or Subsidiary corporation thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).

The maximum number of Shares that may be issued pursuant to Incentive Stock Options is 700,000 Shares, and such reserve of Shares for grants of Incentive Stock Options shall not be increased without the approval of the shareholders of the Company as required pursuant to Section 421 et seq. of the Code.

The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options granted under the Plan and all other option plans of any Parent or Subsidiary corporation become exercisable for the first time by each Participant during any calendar year shall not exceed one hundred thousand United States dollars (US$100,000) with respect to such Participant. To the extent that the aggregate Fair Market Value of Shares with respect to which the Incentive Stock Options are exercisable for the first time by any Participant during any calendar years exceeds one hundred thousand United States dollars (US$100,000), such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted, with the Fair Market Value of any Share to be determined at the time of the grant of the Option. In the event the foregoing results in the portion of an Incentive Stock Option exceeding the one hundred thousand United States dollars (US$100,000) limitation, only such excess shall be treated as a Nonqualified Stock Option.

In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (i) the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the Date of Grant of such Incentive Stock Option, and (ii) the Exercise Period shall not exceed five (5) years from the Date of Grant of such Incentive Stock Option.

No disposition of Shares received pursuant to the exercise of Incentive Stock Options (“ISO Shares”), shall be made by the Participant within 2 years from the date of grant, nor within 1 year after the transfer of such ISO Shares to her or him. To the extent that the Participant violates the aforementioned limitations, the Incentive Stock Options shall be deemed to be Nonqualified Stock Options

The status of any ISO Shares shall be subject to approval of the Plan by the Company’s shareholders, such approval to be provided 12 months before or after the date of adoption of the Plan by the Board of Directors.

Notwithstanding anything else in the Plan to the contrary, Incentive Stock Options that are not exercised within three (3) months following termination of Participant’s employment in the Company or its Parent or Subsidiary corporations, or within one year in case of termination of Participant’s employment in the Company or its Parent or Subsidiary corporations due to a Disability (within the meaning of section 22(e)(3) of the Code), shall be deemed to be Nonqualified Stock Options.

Any Grant Letter providing for the grant of Incentive Stock Options shall indicate that adjustments made pursuant to the Plan with respect to Incentive Stock Options could constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424(h) of the Code) or could cause adverse tax consequences for the holder of such Incentive Stock Options and that the holder should consult with his or her tax advisor regarding the consequences of such “modification” on his or her income tax treatment with respect to the Incentive Stock Option.

Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any ISO Shares. A “Disqualifying Disposition” is any disposition (including any sale) of such ISO Shares before the later of (i) two years after the date the Participant was granted the Incentive Stock Option, or (ii) one year after the date the Participant acquired Shares by exercising the Incentive Stock Option. If the Participant dies before such ISO Shares are sold, these holding period requirements do not apply and no disposition of the ISO Shares will be deemed a Disqualifying Disposition. A Disqualifying Disposition by a Participant shall not affect the status of any other Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

7.5	NonQualified Stock Options

Awards granted pursuant to this Section 7.5 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for any provisions of the Plan applying to Options under different tax laws or regulations. Nonqualified Stock Options may not be granted to Service Providers who are providing services only to a “parent” of the Company, as such term is defined in Rule 405 of Regulation C under the Securities Act of 1933, as amended, unless the Shares underlying such Awards are treated as “service recipient stock” under Section 409A of the Code because the Options are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards comply with the distribution requirements of Section 409A of the Code.

8.	Rights as a Shareholder

Unless otherwise specified in the Plan, a Participant shall not have any rights as a shareholder with respect to Shares issued under this Plan, until such time as the Shares shall be registered in the name of the Participant in the Company’s register of shareholders.

9.	No Special Employment Rights

Nothing contained in this Plan shall confer upon any Participant any right with respect to the continuation of employment by or service to the Company or Affiliate or to interfere in any way with the right of the Company or Affiliate, to terminate such employment or service or to increase or decrease the compensation of the Israeli Participant.

10.	Restrictions on Sale of Awards

10.1	Awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent.

10.2	Mergers

In the event of a Merger Transaction, then, subject to obtaining the applicable approvals of the ITA, the Board of Directors in its sole discretion and without the need of obtaining any approval from any of the Participants, shall decide:

(A)	if and how unvested Awards shall be canceled, replaced or accelerated; and

(B)	if and how vested Awards (including Awards with respect to which the vesting period has been accelerated according to Section 10.3 shall be exercised, replaced and/or sold by the Trustee or the Company (as the case may be) on the behalf of Israeli Participants.

10.3	Acceleration Provision

The Administrator, in its sole discretion, may decide to add a provision in certain Grant Letters, according to which in case of a Merger, all or some of the unvested Awards, shall automatically accelerate.

10.4	Lock Up

Notwithstanding the Holding Period at the request of the underwriter, the Administrator may determine that the Underlying Shares issued pursuant to the exercise of Options may be subject to a lock-up period of up to 180 days, or such longer period of time as may be recommended by the Company’s Board of Directors, during which time Participants shall not be allowed to sell Shares.

11.	Term

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the Effective Date. From and after the tenth (10th) anniversary of the Effective Date no grants of Awards may be made and the Plan shall continue to be in full force and effect solely with respect to such Awards that remain outstanding. If any Award, or any part thereof, has not been exercised, in the case of Options, and the Shares covered thereby not paid for within the term of the Award as determined by the Administrator, which in any event shall not exceed ten (10) years after the date on which the Award was granted, as set forth in the Grant Letter, such Award, or such part thereof, and the right to acquire such Shares shall terminate, and all interests and rights of the Participant in and to the same shall expire. In the case of Shares held by a Trustee, the Participant shall elect whether to release such Shares from trust or sell the Shares and upon such release or sale such trust shall expire.

12.	Tax Matters

This Plan shall be governed by, and shall conform with and be interpreted so as to comply with, the requirements of the Tax Ordinance and the Code, as applicable and any written approval from any relevant Tax Authorities. All tax consequences under any applicable law (other than stamp duty) which may arise from the Grant or Allocation of Awards, from the exercise thereof or from the holding or sale of Underlying Shares (or other securities issued under the Plan) by or on behalf of the Participant, shall be borne solely by the Participant. The Participant shall indemnify the Company and/or Affiliate, as the case may be, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexing.

If the Company elects to Allocate Awards according to the provisions of the Income Tax Track Without a Trustee (Section 7.2 of this Plan), and if prior to the exercise of any and/or all of Options, such Israeli Participant ceases to be an employee, director, or officer of the Company or Affiliate, the Israeli Participant shall deposit with the Company a guarantee or other security as required by law, in order to ensure the payment of applicable taxes upon the Exercise of such Options.

13.	Withholding Taxes

Whenever an amount with respect to withholding tax relating to Awards Granted to a Participant and/or Underlying Shares issued upon the exercise of Options is due from the Participant and/or the Company and/or an Affiliate, the Company and/or an Affiliate shall have the right to demand from a Participant such amount sufficient to satisfy any applicable withholding tax requirements related thereto, and whenever Shares or any other non-cash assets are to be delivered pursuant to the exercise of an Option, or transferred thereafter, the Company and/or an Affiliate shall have the right to require the Participant to remit to the Company and/or to the Affiliate, or to the Trustee an amount in cash sufficient to satisfy any applicable withholding tax requirements related thereto. If such amount is not timely remitted, the Company and/or the Affiliate shall have the right to withhold or set-off (subject to Law) such Shares or any other non-cash assets pending payment by the Participant of such amounts.

With regard to Awards Granted to Israeli Participants - until all taxes have been paid in accordance with Rule 7 of the Section 102 Rules, Awards and/or Underlying Shares may not be sold, transferred, assigned, pledged, encumbered, or otherwise willfully hypothecated or disposed of, and no power of attorney or deed of transfer, whether for immediate or future use may be validly given. Notwithstanding the foregoing, the Awards and/or Underlying Shares may be validly transferred in accordance with Section 15 below, provided that the transferee thereof shall be subject to the provisions of Section 102 and the Section 102 Rules as would have been applicable to the deceased Israeli Participant were he or she to have survived.

14.	No Transfer of Awards

The Trustee shall not transfer Awards to any third party, including a Participant, except in accordance with instructions received from the Administrator.

15.	Transfer of Rights Upon Death

No transfer of any right to an Award or Underlying Share issued upon the exercise of Option thereof by will or by the laws of descent shall be effective to bind the Company unless the Company shall have been furnished with the following signed and notarized documents:

(A)	A written request for such transfer and a copy of the legal documents creating and confirming the right of the person acting with respect to the Participant’s estate and of the transferee;

(B)	A written consent by the transferee to pay any amounts in connection with the Awards and Underlying Shares any payment due according to the provisions of the Plan and otherwise abide by all the terms of the Plan; and

(C)	any such other evidence as the Administrator may deem necessary to establish the right to the transfer of the Option or Underlying Share issued upon the exercise thereof and the validity of the transfer.

16.	No Right of Others to Awards

Subject to the provisions of the Plan, no person other than the Participant shall have any right with respect to Awards Granted to the Participant’s under the Plan.

17.	Expenses and Receipts

The expenses incurred in connection with the administration and implementation of the Plan (including any applicable stamp duty) shall be borne by the Company. Any proceeds received by the Company in connection with the exercise of any Option may be used for general corporate purposes.

18.	Required Approvals

The Plan is subject to the receipt of all approvals required under the Ordinance, the Code and the Law.

19.	Applicable Law

This Plan and all documents delivered or executed by the Company or Affiliate in connection herewith shall be governed by, and construed and administered in accordance with the Law.

20.	Treatment of Participants

There is no obligation for uniformity of treatment of Participants.

21.	No Conflicts

In the event of any conflict between the terms of the Plan and the Grant Letter, the Plan shall prevail, unless the Grant Letter stated specifically that the conflicting provision in the Grant Letter shall prevail.

22.	Amendments and Modification of the Plan

The Board of Directors at any time and from time to time may suspend, terminate, modify or amend the Plan, whether retroactively or prospectively; provided, however, that, unless otherwise determined by the Board, an amendment which requires shareholder approval in order for the Plan to continue to comply with any applicable Law shall not be effective unless approved by the requisite vote of shareholders, and provided further that except as provided herein, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted, without the written consent of Participants holding a majority in interest of the Awards so affected, and in the event that such consent is obtained, all Awards so affected and the holders thereof shall be bound by and be deemed amended as set forth in, such consent.

23.	Participant Undertakings

By entering into this Plan, the Participant shall (1) agree and acknowledge that he or she have received and read the Plan and the Grant Letter; (2) undertake all the provisions set forth in: the Code, Section 3i, or Section 102 (including provisions regarding the applicable Tax Track that the Company has selected) as applicable, the Plan, the Grant Letter and the Trust Agreement (if applicable); and (3) if the Awards are Granted under Section 102, the Israeli Participant shall undertake that subject to the provisions of Section 102 and the Rules, he or she shall not to sell or release the Underlying Shares from trust before the end of the Holding Period (if any).

24.	Miscellaneous

Notwithstanding any provision of this Plan to the contrary, the Company shall not issue the Shares, per the exercise of an Option, on the record date of any of the following events (each, a “Company’s Event”): distribution of bonus shares, rights offering, dividends, share split, reverse share split, or capital reduction and such issuance shall be postponed to the immediately following NASDAQ trading date, provided, however, that in the event the Ex-day (as such term is defined under the regulations of the Tel Aviv Stock Exchange Ltd.) occurs prior to the record date of such Company’s Event, the Company shall not issue the Shares, per the exercise of an Option, on such date and such issuance shall be postponed to the immediately following NASDAQ trading date.

*****

Appendix B

COMPENSATION POLICY

INTEC PHARMA LTD.

Compensation Policy for Executive Officers and Directors

(As Adopted on [            ], 2020)

A. Overview and Objectives

1.	Introduction

This document sets forth the Compensation Policy for Executive Officers and Directors (this “Compensation Policy” or “Policy”) of Intec Pharma Ltd. (“Intec” or the “Company”), in accordance with the requirements of the Companies Law, 5759-1999 (the “Companies Law”).

Compensation is a key component of Intec’s overall human capital strategy to attract, retain, reward, and motivate highly skilled individuals that will enhance Intec’s value and otherwise assist Intec to reach its long-term goals. Accordingly, the structure of this Policy is established to tie the compensation of each officer to Intec’s goals and performance.

For purposes of this Policy, “Executive Officers” shall mean “Office Holders” as such term is defined in Section 1 of the Companies Law, excluding, unless otherwise expressly indicated herein, Intec’s directors.

This policy is subject to applicable law and is not intended, and should not be interpreted as limiting or derogating from, provisions of applicable law to the extent not permitted.

This Policy shall apply to compensation agreements and arrangements which will be approved after the date on which this Policy is effective and shall serve as Intec’s Compensation Policy for the maximum period of time permitted by any applicable law, commencing as of its adoption.

The Compensation Committee and the Board of Directors of Intec (the “Board”) shall review and reassess the adequacy of this Policy from time to time, as required by the Companies Law.

2.	Objectives

Intec’s objectives and goals in setting this Policy are to attract, motivate and retain highly experienced leaders who will contribute to Intec’s success and enhance shareholder value, while demonstrating professionalism in a highly achievement-oriented culture that is based on merit and rewards excellent performance in the long term, and embedding Intec’s core values as part of a motivated behavior. To that end, this Policy is designed, among others:

2.1.	To closely align the interests of the Executive Officers with those of Intec’s shareholders in order to enhance shareholder value;

2.2.	To align a significant portion of the Executive Officers’ compensation with Intec’s short and long-term goals and performance;

2.3.	To provide the Executive Officers with a structured compensation package, including competitive salaries, performance-motivating cash and equity incentive programs and benefits, and to be able to present to each Executive Officer an opportunity to advance in a growing organization;

2.4.	To strengthen the retention and the motivation of Executive Officers in the long term;

2.5.	To provide appropriate awards in order to incentivize superior individual excellency and corporate performance; and

2.6.	To maintain consistency in the way Executive Officers are compensated.

This Compensation Policy was prepared taking into account the Company’s nature, size and business and financial characteristics.

3.	Compensation Instruments

Compensation instruments under this Policy may include the following:

3.1.	Base salary;

3.2.	Benefits;

3.3.	Cash bonuses (short-to-medium term incentive);

3.4.	Equity based compensation (medium-to-long term incentive); and

3.5.	Retirement and termination terms.

4.	Overall Compensation - Ratio Between Fixed and Variable Compensation

4.1.	This Policy aims to balance the mix of “Fixed Compensation” (comprised of base salary and benefits) and “Variable Compensation” (comprised of cash bonuses and equity based compensation, which are based on the fair value on the date of grant, calculated annually, on a linear basis, excluding adjustment period/retirement bonuses, granted in accordance with section 16 below) in order to, among others, appropriately incentivize Executive Officers to meet Intec’s short and long term goals while taking into consideration the Company’s need to manage a variety of business risks.

4.2.	The total Variable Compensation of each Executive Officer shall not exceed 90% of the total compensation package of such Executive Officer on an annual basis. The Board believes that such range expresses the appropriate compensation mix in the event that all performance objectives are achieved and assumes that all compensation elements are granted with respect to a given year.

4.3.	It should be clarified, that the Fixed Compensation may constitute 100% of the total compensation package for an Executive Officer in any year (under circumstances in which a variable component will not be approved for that year and/or in the event of a failure to meet the set goals, if and when determined).

5.	Inter-Company Compensation Ratio

5.1.	In the process of drafting this Policy, Intec’s Board and Compensation Committee have examined the ratio between employer cost associated with the engagement of the Executive Officers ((the “Executive Officers Cost”), including directors, and the average and median employer cost associated with the engagement of Intec’s other employees, including contractor employees as defined in the Companies Law (the “Other Employees Cost” and the “Ratio”, respectively).

5.2.	The Board believes that the current Ratio does not adversely impact the work environment in Intec. The possible ramifications of the Ratio on the daily working environment in Intec were examined and will continue to be examined by Intec from time to time in order to ensure that levels of executive compensation, as compared to the overall workforce will not have a negative impact on work relations in Intec.

B.	Base Salary Benefits

6.	Base Salary

6.1.	A Base Salary provides stable compensation to Executive Officers and allows Intec to attract and retain competent executive talent and maintain a stable management team. The base salary varies among Executive Officers, and is individually determined according to the educational background, prior vocational experience, qualifications, company’s role, business responsibilities and the past performance of each Executive Officer.

6.2.	Since a competitive base salary is essential to Intec’s ability to attract and retain highly skilled professionals, Intec will seek to establish a base salary that is competitive with base salaries paid to Executive Officers in a peer group of companies relevant to Intec’s field of business, while considering, among others, Intec’s size and field of operation and the geographical location of the employed Executive Officer. To that end, Intec shall utilize as a reference, comparative market data and practices, which may include among others a compensation survey that compares and analyses the level of the overall compensation package offered to an Executive Officer of the Company with compensation packages in similar positions to that of the relevant Executive Officer in other companies operating in business sectors that are similar in their characteristics to Intec’s, as much as possible, while considering, among others, such companies’ size and characteristics. Such compensation survey may be conducted internally or through an external consultant.

6.3.	The Compensation Committee and the Board may periodically consider and approve base salary adjustments for Executive Officers. The main considerations for salary adjustment are similar to those used in initially determining the base salary, but may also include among others, educational background, prior vocational experience, expertise and qualifications, change of role, business authorities and responsibilities, past performance and previous compensation arrangements with such Executive Officer, recognition for professional achievements, regulatory or contractual requirements, budgetary constraints or market trends. The Compensation Committee and the Board will also consider the previous and existing compensation arrangements of the Executive Officer whose base salary is being considered for adjustment. When determining the Base Salary, the Company may also decide to consider, at the sole discretion of the Compensation Committee and the Board and as required, the prevailing pay levels in the relevant market, Base Salary and the total compensation package of comparable Executive Officers in the Company, the proportion between the Executive Officer’s compensation package and the salaries of other employees in the Company and specifically the median and average salaries and the effect of such proportions on the work relations in the Company.

7.	Benefits

7.1.	In addition to the Base Salary, the following benefits may be granted to the Executive Officers (subject to any applicable approval procedures), in order, among other things, to comply with legal requirements. It shall be clarified, that the list below is an open list and Intec (subject to the applicable required approvals) may grant to its Executive Officers other similar, comparable or customary benefits, subject to the applicable law.

7.1.1.	Vacation days in accordance with market practice and the applicable law up to a cap of 30 days per annum;

7.1.2.	Sick days in accordance with market practice and the applicable law; However, the Company may decide to cover sick days from the first day;

7.1.3.	Convalescence pay according to applicable law;

7.1.4.	Medical Insurance in accordance with market practice and the applicable law;

7.1.5.	With respect to Executive Officers employed in Israel, Monthly remuneration for a study fund, as allowed by applicable law and with reference to Intec’s practice and the common market practice;

7.1.6.	With respect to Executive Officers employed in Israel, Intec shall contribute on behalf of the Executive Officer to an managers’ insurance policy or a pension fund, as allowed by applicable law and with reference to Intec’s policies and procedures and the common market practice; and

7.1.7.	Intec shall contribute on behalf of the Executive Officer towards work disability insurance, as allowed by applicable law and with reference to Intec’s policies and procedures and to the common market practice.

7.2.	Non-Israeli Executive Officers may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which they are employed. Such customary benefits shall be determined based on the methods described in Section 6.2 of this Policy (with the necessary changes).

7.3.	In the event of relocation of an Executive Officer to another geography, such Executive Officer may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which he or she is employed. Such benefits shall include reimbursement for out of pocket one-time payments and other ongoing expenses, such as housing allowance, car allowance, and home leave visit, etc.

7.4.	Intec may offer additional benefits to its Executive Officers, which will be comparable to customary market practices, including but not limited to: cellular and land line phone benefits, company car and travel benefits, reimbursement of business travel including a daily stipend when traveling and other business related expenses, insurances, other benefits (such as newspaper subscriptions, academic, professional and continuing education studies), etc., provided, however, that such additional benefits shall be determined in accordance with Intec’s policies and procedures.

7.5.	Intec may reimburse its Executive Officers for reasonable work-related expenses incurred as part of their activities, including without limitations, meeting participation expenses, reimbursement of business travel, including a daily stipend when traveling and accommodation expenses, etc.

C.	Cash Bonuses

8.	Annual Cash Bonuses – The Objective

8.1.	The Company (subject to the approvals of the Compensation Committee and the Board, and with respect to the CEO- also the Company’s general meeting of shareholders) may grant cash bonuses to its Executive Officers on a quarterly or annually basis, or on a shorter or longer period basis, in accordance with the principles detailed below.

8.2.	Compensation in the form of an annual cash bonus is an important element in aligning the Executive Officers’ compensation with Intec’s objectives and business goals. Therefore, a pay-for-performance element, as payout eligibility and levels are determined based on actual financial and operational results, as well as individual performance.

8.3.	An annual cash bonus may be awarded to Executive Officers upon the attainment of pre- set periodical objectives and individual targets determined by the Compensation Committee (and, if required by law, by the Board) at the beginning of each calendar year, or upon engagement, in case of newly hired Executive Officers, taking into account Intec’s short and long-term goals, as well as its compliance and risk management policies. The Compensation Committee and the Board may also determine any applicable minimum thresholds that must be met for entitlement to the annual cash bonus (all or any portion thereof) and the formula for calculating any annual cash bonus payout, with respect to each calendar year, for each Executive Officer. In special circumstances, as determined by the Compensation Committee and the Board (e.g., regulatory changes, significant changes in Intec’s business environment, a significant organizational change and a significant merger and acquisition events), the Compensation Committee and the Board may modify the objectives and/or their relative weights during the calendar year.

8.4.	In the event the employment of an Executive Officer is terminated prior to the end of a fiscal year, the Company may pay such Executive Officer a full annual cash bonus or a prorated one. Such bonus will become due on the same scheduled date for annual cash bonus payments by the Company.

9.	Annual Cash Bonuses - The Formula

Executive Officers other than the CEO

9.1.	The annual cash bonus of Intec’s Executive Officers, other than the chief executive officer (the “CEO”), will be based on performance objectives and a discretionary evaluation of the Executive Officer’s overall performance by the CEO and may be subject to minimum thresholds. The performance objectives will be recommended by Intec’s CEO and approved by the Compensation Committee (and, if required by law, by Intec’s Board) at the commencement of each calendar year (or upon engagement, in case of newly hired Executive Officers or in special circumstances as indicated in Section 8.3 above) on the basis of, but not limited to, company and individual objectives. Notwithstanding the above, the Company may determine that, with respect to any Executive Officer subordinated to the CEO, which does not serve as a director, a portion or all of his or her annual cash bonus will be based on the evaluation of the CEO.

9.2.	The target annual cash bonus that an Executive Officer, other than the CEO, will be entitled to receive for any given calendar year, will not exceed 75% of such Executive Officer’s annual base salary.

9.3.	The maximum annual cash bonus including for overachievement performance that an Executive Officer, other than the CEO, will be entitled to receive for any given calendar year, will not exceed 100% of such Executive Officer’s annual base salary.

CEO

9.4.	The annual cash bonus of Intec’s CEO will be mainly based on performance measurable objectives and subject to minimum thresholds. Such performance measurable objectives will be determined annually by Intec’s Compensation Committee (and, if required by law, by Intec’s Board) at the commencement of each calendar year (or upon engagement, in case of newly hired CEO or in special circumstances as indicated in Section 8.3 above) on the basis of, but not limited to, company and personal objectives. 30% or less of the annual cash bonus granted to Intec’s CEO may be based on a discretionary evaluation of the CEO’s overall performance by the Compensation Committee and the Board.

9.5.	The target annual cash bonus that the CEO will be entitled to receive for any given calendar year, will not exceed 100% of his or her annual base salary.

9.6.	The maximum annual cash bonus including for overachievement performance that the CEO will be entitled to receive for any given calendar year, will not exceed 150% of his or her annual base salary.

10.	Other Bonuses

10.1.	Special Bonus. Intec may grant its Executive Officers a special bonus as an award for special achievements (such as in connection with mergers and acquisitions, offerings, achieving target budget or business plan under exceptional circumstances or special recognition in case of retirement) at the CEO’s discretion (and in the CEO’s case, at the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Special Bonus”). The Special Bonus will not exceed 50% of the Executive Officer’s annual base salary.

10.2.	Signing Bonus. Intec may grant a newly recruited Executive Officer a signing bonus at the CEO’s discretion (and in the CEO’s case, at the Board’s discretion), subject to any additional approval as may be required by the Companies Law (the “Signing Bonus”). The Signing Bonus will not exceed three (3) monthly entry base salaries of the Executive Officer.

11.	Compensation Recovery (“Clawback”)

11.1.	In the event of an accounting restatement, Intec shall be entitled to recover from its Executive Officers the bonus compensation in the amount in which such bonus exceeded what would have been paid under the financial statements, as restated (“Compensation Recovery”), provided that a claim is made by Intec prior to the third anniversary of fiscal year end of the restated financial statements.

11.2.	Notwithstanding the aforesaid, the compensation recovery will not be triggered in the following events:

11.2.1.	The financial restatement is required due to changes in the applicable financial reporting standards;

11.2.2.	The Compensation Committee has determined that Clawback proceedings in the specific case would be impossible, impractical or not commercially or legally efficient; or

11.2.3.	The amount to be paid under the clawback proceedings is less than 10% of the relevant bonus received by the Executive Officer.

11.3.	Nothing in this Section 11 derogates from any other “Clawback” or similar provisions regarding disgorging of profits imposed on Executive Officers by virtue of applicable securities laws.

D.	Equity Based Compensation

12.	The Objective

12.1.	The equity-based compensation for Intec’s Executive Officers is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the Executive Officers’ interests with the long term interests of Intec and its shareholders, and to strengthen the retention and the motivation of Executive Officers in the long term. In addition, since equity-based awards are structured to vest over several years, their incentive value to recipients is aligned with longer-term strategic plans.

12.2.	The equity-based compensation offered by Intec is intended to be in a form of share options and/or other equity-based awards, such as RSUs, in accordance with the Company’s equity incentive plan in place as may be updated from time to time.

12.3.	All equity-based incentives granted to Executive Officers, other than performance-based incentives, shall be subject to vesting periods in order to promote long-term retention of the awarded Executive Officers. Unless determined otherwise in a specific award agreement approved by the Compensation Committee and the Board, grants to Executive Officers, other than directors and performance-based incentives, shall vest gradually over a period of between three (3) to five (5) years. Performance based incentives shall vest upon the Executive Officer achieving of performance measurable objectives.

12.4.	All other terms of the equity awards shall be in accordance with Intec’s incentive plans and other related practices and policies. Accordingly, the Board may, following approval by the Compensation Committee, extend the period of time for which an award is to remain exercisable and make provisions with respect to the acceleration of the vesting period of any Executive Officer’s awards, including, without limitation, in connection with a corporate transaction involving a change of control, subject to any additional approval as may be required by the Companies Law.

13.	General guidelines for the grant of awards

13.1.	The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the Executive Officer.

13.2.	The fair market value of the equity-based compensation for the Executive Officers will be determined according to acceptable valuation practices at the time of grant based on a straight-line approach.

13.3.	Each Executive Officer, other than the CEO, may be granted an annual equity-based compensation with an annual fair market value (calculated on a linear basis) of up to $300,000. The CEO may be granted an annual equity-based compensation with an annual fair market value (calculated on a linear basis) of up to $500,000.

E.	Retirement and Termination of Service Arrangements

14.	Advanced Notice Period

14.1.	Intec may provide an Executive Officer, pursuant to an Executive Officer’s employment agreement and according to the Company’s decision per each case, a prior notice of termination of up to six (6) months, except for the CEO whose prior notice may be of up to twelve (12) months (the “Advance Notice Period”), during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her equity awards.

14.2.	During the Advance Notice Period, an Executive Officer will be required to keep performing his/her duties pursuant to his/her agreement with the Company, unless the Company has waived the Executive Officer’s services to the Company during the Advance Notice Period and pay the amount payable in lieu of notice, plus the value of benefits.

15.	Adjustment Period

Intec may provide an additional adjustment period to an Executive Officer, other than the CEO, according to his/her seniority in the Company, his/her contribution to the Company’s goals and achievements and the circumstances of retirement and to the CEO, during which the Executive Officer may be entitled to all of the compensation elements, and to the continuation of vesting of his/her options (the “Additional Adjustment Period”). The maximum adjustment period/retirement bonus that may be paid to each Executive Officer shall be up to six (6) month Base Salaries and may only be granted to Executive Officers who have served in the Company for at least one year.

16.	Additional Retirement and Termination Benefits

Intec may provide additional retirement and terminations benefits and payments as may be required by applicable law (e.g., mandatory severance pay under Israeli labor laws), or which will be comparable to customary market practices.

17.	Non-Compete Grant

Upon termination of employment and subject to applicable law, Intec may grant to its Executive Officers a non-compete grant as an incentive to refrain from competing with Intec for a defined period of time. The terms and conditions of the Non-Compete grant shall be decided by the Board and shall not exceed such Executive Officer’s monthly base salary multiplied by six (6).

18.	Cap for Retirement and Termination of Service Arrangements

The maximum non-statutory retirement and termination of service arrangements payment to be granted to an Executive Officer will not exceed 200% of his or her annual base salary.

F.	Exculpation, Indemnification and Insurance

19.	Exculpation

Subject to the provisions of the Companies Law, the Company may releases, in advance, any director or Executive Officer from liability towards the Company for any damage that arises from the breach of the director or Executive Officer duty of care to the Company (within the meaning of such terms under Sections 252 and 253 of the Companies Law), other than breach of the duty of care towards the Company in a distribution (as such term is defined in the Companies Law).

20.	Insurance and Indemnification

20.1.	Intec may indemnify its directors and Executive Officers to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on the director or the Executive Officer, as provided in the Indemnity Agreement between such individuals and Intec, all subject to applicable law and the Company’s articles of association.

20.2.	Intec will provide directors’ and officers’ liability insurance (the “Insurance Policy”) for its directors and Executive Officers as follows:

20.2.1.	The annual premium to be paid by the Intec shall not exceed $2.5 million;

20.2.2.	The limit of liability of the insurer shall not exceed $40 million; and

20.2.3.	The Insurance Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering Intec’s exposures, the scope of coverage and the market conditions and that the Insurance Policy reflects the current market conditions, and it shall not materially affect the Company’s profitability, assets or liabilities.

20.3.	Upon circumstances to be approved by the Compensation Committee (and, if required by law, by the Board), Intec shall be entitled to enter into a “run off” Insurance Policy of up to seven (7) years, with the same insurer or any other insurance, as follows:

20.3.1.	The limit of liability of the insurer shall not exceed $40 million;

20.3.2.	The annual premium shall not exceed 400% of the last paid annual premium; and

20.3.3.	The Insurance Policy, as well as the limit of liability and the premium for each extension or renewal shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the sums are reasonable considering the Company’s exposures covered under such policy, the scope of cover and the market conditions, and that the Insurance Policy reflects the current market conditions and that it shall not materially affect the Company’s profitability, assets or liabilities.

20.4.	Intec may extend the Insurance Policy in place to include cover for liability pursuant to a future public offering of securities as follows:

20.4.1.	The additional premium for such extension of liability coverage shall not exceed 50% of the last paid annual premium; and

20.4.2.	The Insurance Policy, as well as the additional premium shall be approved by the Compensation Committee (and if required by law, by the Board) which shall determine that the sums are reasonable considering the exposures pursuant to such public offering of securities, the scope of cover and the market conditions and that the Insurance Policy reflects the current market conditions, and it does not materially affect the Company’s profitability, assets or liabilities.

G.	Arrangements upon Change of Control

21.	The following benefits may be granted to the Executive Officers upon a Change of Control:

21.1.	Vesting acceleration of outstanding options;

21.2.	Extension of the exercising period of options, restricted shares, restricted share units (RSUs) and/or other equity-based awards for Intec’s Executive Officer for a period of up to five (5) years, following the date of employment termination; and

21.3.	Up to an additional six (6) months to the additional adjustment period. For avoidance of doubt, such Additional Adjustment Period shall be in addition to the Advance Notice Period and Additional Adjustment Period pursuant to Sections 14 and 15 of this Policy.

21.4.	A cash bonus not to exceed 100% of the Executive Officer’s annual base salary in case of an Executive Officer other than the CEO and 150% in case of the CEO.

H.	Board of Directors Compensation

22.	All Intec’s Board members shall be entitled to an equal annual and per-meeting compensation. Alternatively, Intec’s Board members may receive only an annual payment with respect to their services on the Board and additional annual payments for serving on board committees and as chairperson of the Board or its committees, without regard to their participation in meetings of the Board or its committees.

23.	The compensation of the Company’s external directors, if elected, shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel), 5760-2000, as such regulations may be amended from time to time (“Compensation of Directors Regulations”).

24.	The director’s cash fee per calendar year (including the chairperson of the Board) shall not exceed $80,000 plus VAT, if applicable, on an annual basis.

25.	Notwithstanding the provisions of Sections 23 and 24 above, in special circumstances, such as in the case of a professional director, an expert director or a director who makes a unique contribution to the Company, such director’s compensation may be different than the compensation of all other directors and maybe greater than the maximal amount allowed above.

26.	Each member of Intec’s Board, other than the chairperson, may be granted an annual equity- based compensation with an annual fair market value (calculated on a linear basis) of up to $20,000. The chairperson of the Board may be granted an annual equity-based compensation with an annual fair market value (calculated on a linear basis) of up to $25,000.

27.	In addition, members of Intec’s Board may be entitled to reimbursement of expenses when traveling abroad on behalf of Intec.

28.	It is hereby clarified that the compensation stated under Section H will not apply to directors who serve as Executive Officers.

I.	Miscellaneous

29.	It is hereby clarified that nothing in this Policy shall be deemed to grant any of Intec’s Executive Officers or employees or any third party any right or privilege in connection with their employment by the Company. Such rights and privileges shall be governed by the respective personal employment agreements. The Board may determine that none or only part of the payments, benefits and perquisites detailed in this Policy shall be granted, and is authorized to cancel or suspend a compensation package or part of it.

30.	This Policy is subject to applicable law and is not intended, and should not be interpreted as limiting or derogating from, provisions of applicable law to the extent not permitted, nor should it be interpreted as limiting or derogating from the Company’s Articles of Association.

31.	This Policy is not intended to affect current agreements nor affect obligating customs (if applicable) between the Company and its Executive Officers as such may exist prior to the approval of this Compensation Policy, subject to any applicable law.

32.	An Immaterial Change in the Terms of Employment of an Executive Officer other than the CEO may be approved by the CEO, provided that the amended terms of employment are in accordance with this Compensation Policy. An “Immaterial Change in the Terms of Employment” means a change in the terms of employment of an Executive Officer with an annual total cost to the Company not exceeding an amount equal to three (3) monthly gross salaries of such employee.

33.	In the event that new regulations or law amendment in connection with Executive Officers and directors’ compensation will be enacted following the approval of this Compensation Policy, Intec may follow such new regulations or law amendments, even if such new regulations are in contradiction to the compensation terms set forth herein.

34.	It should be clarified, that the compensation components detailed in this Policy do not relate to various components that the Company may provide to all or part of its employees and/or its Executive Officers, such as: parking spaces, entry permits for its assets, reimbursement for meals and accommodation expenses, vacations, company events, etc.

***

This Policy is designed solely for the benefit of Intec and none of the provisions thereof are intended to provide any rights or remedies to any person other than Intec.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D19380-P42240 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTEC PHARMA LTD.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1a.	Dr. John W. Kozarich	☐	☐	☐
1b.	Jeffrey A. Meckler	☐	☐	☐
1c.	Anthony J. Maddaluna	☐	☐	☐
1d.	Hila Karah	☐	☐	☐
1e.	Dr. Roger J. Pomerantz	☐	☐	☐
1f.	William B. Hayes	☐	☐	☐

	For	Against	Abstain
2. To approve a grant of an option to Mr. Meckler, the Chief Executive Officer of the Company.	☐	☐	☐

	Yes	No
Are you a controlling shareholder in the Company, or do you have a personal interest in the approval of Proposal No. 2? **(Please note: If you do not mark either Yes or No, these shares will not be voted for Proposal No. 2).**	☐	☐

	Yes	No
Are you a controlling shareholder in the Company, or do you have a personal interest in the approval of Proposal No. 6? **(Please note: If you do not mark either Yes or No, these shares will not be voted for Proposal No. 6).**	☐	☐

	For	Against	Abstain
7. To approve amendments to director compensation scheme.	☐	☐	☐

	Yes	No
Are you a controlling shareholder in the Company, or do you have a personal interest in the approval of Proposal No. 7? **(Please note: If you do not mark either Yes or No, these shares will not be voted for Proposal No. 7).**	☐	☐

Shareholders entitled to notice of and to vote at the annual general meeting or at any adjournment(s) or postponement(s) thereof shall be determined as of the close of business on June 5, 2020, the record date fixed by the Board of directors of the Company for such purpose.

The signer hereby revokes all previous proxies given by the signer to vote at the annual general meeting or any adjournments thereof.

	Yes	No
I/we plan to attend the annual general meeting.	☐	☐

Please sign exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, the shareholder named first in the Company's register must sign. Trustees, Administrators, etc., should include title and authority. Corporation should provide full name of corporation and title of authorized officer signing the Proxy. PLEASE BE SURE TO RETURN THE ENTIRE PROXY ALONG WITH PROOF OF IDENTITY AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D19381-P42240

INTEC PHARMA LTD.
Hartom 12 St., Jerusalem 9777512
Tel: +972-2-586-4657
Fax: +972-2-586-9176

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTEC PHARMA LTD.

The undersigned, a shareholder of Intec Pharma Ltd. (the "Company"), an Israeli company, hereby appoints Jeffrey A. Meckler and Nir Sassi and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the annual general meeting of shareholders of the Company to be held at the offices of Meitar Law | Offices on July 15, 2020, at 5:00 p.m. Israel time (10:00 a.m. Eastern time), or at any adjournment(s) or postponement(s) thereof, with respect to all of the ordinary shares, no par value, of the Company (the "Shares") which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, provided said proxies are authorized and directed to vote as indicated with respect to the matter set forth below this Proxy. Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the Shares represented by properly executed and received proxies will be voted "FOR" the proposed resolution to be presented to the annual general meeting or any adjournment(s) or postponement(s) thereof for which the board of directors of the Company recommends a "FOR" vote.

This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the annual general meeting or any adjournment(s) or postponement(s) thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS FORM OF PROXY AND MAIL THE ENTIRE PROXY PROMPTLY, ALONG WITH PROOF OF IDENTITY IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT, IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF THESE SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.